Exhibit 10.8

OFFICE LEASE

300 D THIRD STREET, S.W.

WASHINGTON, D.C.

Between

Washington Design Center L.L.C.

Landlord

and

SPACEHAB, Incorporated

Tenant

December 16, 1998

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	9.02	Utilities; Access	9
	9.03	HVAC	10
	9.04	Cleaning	10
	9.05	Security	10
	9.06	Signage	10
	9.07	Parking	10

ARTICLE X	Assignment; Sublease
	10.01	Prohibited Leasehold Transfers	10
	10.02	Landlord’s Consent	11
	10.03	Recapture	12

ARTICLE XI	Right of First Offer
	11.01	Right of First Offer	12

ARTICLE XII	Surrender; Holdover
	12.01	Surrender of the Premises	13
	12.02	Holdover	14

ARTICLE XIII	Quiet Enjoyment; Subordination
	13.01	Covenant of Quiet Enjoyment	14
	13.02	Subordination	15
	13.03	Subordination, Attornment and Non-Disturbance Agreement; Estoppel Certificate	16

ARTICLE XIV	Fire or Casualty; Condemnation
	14.01	Fire or Casualty	16
	14.02	Condemnation	16

ARTICLE XV	Landlord’s Access, Repairs and Alterations
	15.01	Access; Repairs, Alterations	17

ARTICLE XVI	Insurance: Waiver of Claims; Indemnity
	16.01	Insurance Generally	17
	16.02	Casualty Insurance	18
	16.03	Property Insurance	18
	16.04	Waiver of Claims	19
	16.05	Indemnity	19
	16.06	Landlord’s Insurance	19

ARTICLE XVII	[Reserved]		19

ARTICLE XVIII	Insolvency; Events of Default; Remedies
	18.01	Events of Insolvency	20
	18.02	Events of Default	20

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	18.03	Remedies; Waivers	21
	18.04	Intentionally Deleted	22
	18.05	Late Payments; Interest	22
	18.06	Landlord’s Right to Cure Defaults	22

ARTICLE XIX	Miscellaneous
	19.01	Rules and Regulations	22
	19.02	Brokerage	23
	19.03	Transfers of Title	23
	19.04	Notices	23
	19.05	Interpretation	24
	19.06	Successors and Assigns	25
	19.07	Cumulative Rights and Remedies	25
	19.08	Counterparts	25
	19.09	Rule Against Perpetuities	25
	19.10	Authority/Limitation of Landlord’s liability	25
	19.11	Affirmative Action Program	26

Addendum

Exhibit A-1	Office Space A-2 Land

Exhibit B	Reserved

Exhibit C	Reserved

Exhibit D	Reserved

Exhibit E	Cleaning Services

Exhibit F	Reserved

Exhibit G	Form of Estoppel Certificate

Exhibit H	Rules and Regulations

Exhibit I	License Agreement

Exhibit J	Affirmative Action Program

Exhibit K	Title Instruments of Record

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DEED OF LEASE

THIS DEED OF LEASE (the “Lease”) made as of December 16, 1998, between WASHINGTON DESIGN CENTER L.L.C., a Delaware limited liability company (“Landlord”), and SPACEHAB, INCORPORATED, a Washington corporation (“Tenant”).

In consideration of the mutual promises set forth below, the parties agree as follows:

ARTICLE I

Premises; Landlord’s Rights

1.01 Premises. Subject to the terms and conditions hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite 814, containing approximately 15,499 rentable square feet as indicated on the floor plan attached hereto as Exhibit A-l (the “Premises”), of the building constructed on the land identified in the legal description attached hereto as Exhibit A-2 (the “Land”), known by street address as 300 D Street, S.W., Washington, D.C. (the “Building”). The “Property” consists of the Land and the Building, together with all present and future easements, additions, expansions, improvements and other rights appurtenant thereto. In addition to the exclusive right to use and occupy the Premises subject to the terms hereof, Tenant shall, subject to the terms hereof, have nonexclusive access to such portions of the Property which are designated by Landlord as common areas and which are reasonably required for the access to and use of the Premises (e.g., main lobby entrances, common elevators, and the corridors, elevator lobby and restrooms on the floor on which the Premises is located). Tenant shall have no other rights to any portion of the Property other than as expressly set forth herein. Landlord and Tenant agree that the rentable area of the Premises set forth above shall be conclusive for all purposes of this Lease.

1.02 Landlord’s Rights. Landlord retains the exclusive right to use or modify in any manner whatsoever all Property other than the Premises located outside of the interior walls, ceiling and floor of the Premises, Building systems, and structural parts of the Building. For example, Landlord may: (1) change the name or the street address of the Building; (2) install or replace any signs located outside the Premises; (3) regulate window treatments, lighting fixtures and similar items visible from the common areas or exterior of the Building; (4) regulate the furnishing of services [including utilities and telephone (but not including the telephone equipment within Tenant’s Premises or the servicer used by Tenant provided that such servicer shall have no right to install equipment or lines of any type in the Building except within the Premises) at commercially reasonable rates] to the Building or any occupant thereof, (5) grant any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to exclude Tenant from any use expressly permitted herein; and (6) regulate the movement of individuals and property into and throughout the Building outside the Premises, provided that the exercise of such rights does not unreasonably limit access to the Premises or Tenant’s right to conduct its business and operate the Premises in its discretion (subject to the other terms of this Lease). Landlord also retains the right to demolish that portion of the Building which does not contain the Premises and to erect new improvements on the Land, so long as such demolition and construction does not interfere with and interrupt Tenant’s use of the Premises; provided that, Landlord shall not demolish the restrooms on the floor on which the Premises are located, the existing means of access to the Premises, or any systems which provide HVAC, electricity, plumbing or other services to the Premises, unless Landlord makes arrangements for substitute facilities or services for the same.

1.03 Roof-Top-Rights. Provided Tenant first executes and delivers to Landlord the Licence Agreement attached hereto as Exhibit I, Tenant shall have the right to utilize a portion of the roof of the Building for purposes of installing and operating one or more satellite dishes or antenna, subject to and in accordance with the terms of said Exhibit I.

ARTICLE II

Term; Commencement Date

2.01 Term. The initial term of the Lease (the “Initial Term”) shall commence upon the date of this Lease (the “Commencement Date”) and shall end at 11:59 p.m. on the day preceding the ninth (9th) anniversary of the Rent Commencement Date defined herein or any earlier date on which this Lease is terminated (the “Expiration Date”). The Initial Term, together which the Renewal Term (if any) is referred to herein as the “Term”.

2.02 Commencement Date. Landlord shall deliver all available portions of the Premises to Tenant upon the execution hereof, and shall use reasonable efforts to deliver the remainder of the Premises on or before December 28, 1998. If Landlord fails to tender possession of the entire Premises to Tenant by December 28, 1998, Landlord shall not be subject to liability, nor shall this Lease be void or voidable in whole or part, but in such event the Tenant shall be entitled to one (1) additional day of rent abatement with regard to the Premises for each day of delay in the tender of the Premises or any portion thereof nor tendered by December 28, 1998 which is not due to the acts or omissions of Tenant or Tenant’s agents, employees or contractors. The Premises shall be provided to Tenant in an “as is” condition pursuant to Section 7.01. Upon delivery of the remainder of the Premises, Tenant shall execute and deliver to Landlord a Declaration as to Date of Delivery and Acceptance of Premises, substantially in the form of Exhibit C attached hereto, confirming the Commencement Date and delivery of the entire Premises.

2.03 Commencement of Work. Tenant shall be permitted, subject to the terms hereof, to commence construction of the Tenant Work (as herein defined) and installation of telephones, computers, fixtures, furnitures, etc., in the Premises upon delivery thereof.

2.04 Tenant Allowance. Landlord will provide Tenant with an allowance (the “Tenant Allowance”) of up to Three Hundred Nine Thousand Nine Hundred Eighty Dollars ($309,980.00) for any construction, architectural, design, MEP and cabling costs incurred in connection with the Tenant Work. Landlord will reimburse Tenant for such costs incurred by the Tenant (not to exceed the amount of the Tenant Allowance) upon completion of Tenant Work and Tenant providing Landlord copies of paid bills supporting the amount of Tenant Allowance requested and appropriate lien waivers and releases of liens. After final completion of the Tenant Work and full payment of all costs incurred in connection therewith, if directed by Tenant, any unused Tenant Allowance shall be applied to Tenant’s rent obligations under this Lease next due after Tenant provides written notice to Landlord to so apply the Tenant Allowance or remaining portion thereof.

2.05 Renewal Option. Subject to the terms and conditions hereof, Tenant is hereby granted one (1) option (the “Renewal Option”) to extend the Term for an additional period of five (5) years (the “Renewal Term”), to commence at the expiration of the Initial Term provided Tenant notifies

Landlord in writing of its intent to exercise the Renewal Option a minimum of nine (9) months prior to the Expiration Date, and further provided that if Tenant is in default on the date of giving such notice, said notice shall be totally ineffective, or if Tenant is in default beyond the applicable notice and cure period(s) (if any) pursuant to Section 18.02 on the last day of the Initial Term, at Landlord’s option the Renewal Term shall not commence and this Lease shall terminate at the end of the Initial Term. It is mutually agreed that all provisions of the Lease, unless otherwise provided, will remain in full force and effect for the Renewal Term (including the pass through of increases in Operating Expenses and Real Estate Taxes which shall continue uninterrupted) and further provided that Base Rent shall be the prevailing fair rental value of the Premises as determined in accordance with this Section 2.05 at the time the Renewal Term is to commence. Landlord shall notify Tenant of its determination of fair rental value within thirty (30) days after Tenant exercises its Renewal Option. If Tenant does not agree with Landlord’s determination of fair rental value, Tenant shall advise Landlord and each party shall designate in writing, within ten (10) days after the expiration of the aforementioned thirty (30) day period, an MAI or similarly accredited appraiser having at least 10 years experience in the appraisal of commercial real estate in the Metropolitan Washington, D.C. area, for the purpose of determining fair rental value. The appraiser may not be affiliated in any respect with either Landlord or Tenant or their respective affiliates. Within fifteen (15) days after the designation of the appraisers, the two appraisers so designated shall designate a third appraiser of the same qualifications. The appraisers so designated, shall within forty-five (45) days after the date the third appraiser is designated, determine the fair rental value of the Premises, taking into consideration all relevant factors (including, but not limited to, that the Tax Base Year and the Operating Expense Base Year are not being updated). If the three appraisers are unable to agree upon the fair rental value, then the fair rental value of the Premises shall be the average of the two closest appraisals.

ARTICLE III

Use; Legal Requirements

3.01 Use. The Premises shall be used solely for general office purposes and not in violation of any Legal Requirements (as defined in Section 3.02 hereof). Tenant shall not carry on or permit any activities which might: (1) invalidate or increase the costs of any insurance coverages carried with respect to the Building; (2) involve the storage, use or disposal of medical or hazardous wastes or substances or the creation of an environmental hazard; or (3) impair or interfere with (i) the structure of the Building or the operation of Building systems, (ii) the character, reputation or appearance of the Building as a first-class office building, (iii) the furnishing of services (including utilities and telephone) to any portion of the Building, or (iv) the enjoyment by other occupants of the Building of the benefits of such occupancy (for example, free of noise, odors or vibration emanating from the Premises). The Premises shall not be used for the purposes of so-called “office suites,” schools, governmental agencies, employment agencies, medical treatment facilities, or any commercial or retail activities (other than general office purposes as set forth above). Tenant shall at no expense to Landlord comply with all Legal Requirements imposing any duty on Tenant or, to the extent responsibility for the action required by such Legal Requirement is allocated to Tenant hereunder with respect to the Premises and the use or occupation thereof by Tenant.

3.02 Legal Requirements. “Legal Requirements” means: (1) all laws, statutes, ordinances, rules, regulations, directives and orders of federal, state, county or municipal authorities, whether now or hereafter in effect, which may be applicable to any portion of the Property, the use or operation thereof, or any interest therein; and (2) all requirements, obligations and conditions of all instruments of record (as described on Exhibit K attached hereto and made a part hereof) pertaining to any portion of the Property, the use or operation thereof, or any interest therein, now or hereafter of record; provided that, “Legal Requirements” shall exclude any affirmative obligations imposed by any instrument placed of record after the date hereof which exceed the Tenant’s obligations hereunder or which conflict with Tenant’s rights hereunder.

ARTICLE IV

Base Rent; Additional Rent

4.01 Rent Generally. Each reference herein to “rent” shall, unless otherwise specified, mean the aggregate amount of “Base Rent” and “additional rent” payable at any time or from time to time hereunder. Each item of rent shall accrue continuously from the Rent Commencement Date until the Expiration Date, and Tenant’s obligation to pay the same shall survive termination of Tenant’s right of possession to the Premises and the end of the Term.

4.02 Base Rent.

(a) From December 28, 1998 (the “Rent Commencement Date”) and during each of the Lease Years (as defined below), the “Base Rent” shall be Four Hundred Sixty-eight Thousand Eight Hundred Forty-four and 75/100 Dollars ($468,844.75) annually (the annual Base Rent being the product of 15,499 rentable square feet times $30.25 per rentable square foot), payable by Tenant, without demand therefor, in advance on the first day of each calendar month in equal installments of Thirty-Nine Thousand Seventy and 40/100 Dollars ($39,070.40); provided that the first installment of Base Rent shall be due upon the execution of this Lease. Commencing on the first day of the sixth Lease Year, Base Rent shall increase by $1.00 per square foot above the then escalated amount of Base Rent. Notwithstanding the provisions of this subparagraph (a) provided Tenant is not in default hereunder, Base Rent shall abate for the ninety (90) day period commencing on the Rent Commencement Date.

(b) Commencing with the first day of the second Lease Year (as defined below) and the first day of each Lease Year thereafter, with the exception of the sixth Lease Year, Base Rent shall increase by an amount equal to 2% of the Base Rent payable for the immediately preceding Lease Year, said increase to be payable in equal monthly installments as aforesaid. The Base Rent as so adjusted shall be the new Base Rent.

(c) “Lease Year” shall mean the twelve-month period beginning on the first day of a calendar month occurring on or immediately after the Rent Commencement Date, and each twelve-month period thereafter beginning on the anniversary of such first day. If the Commencement Date is other than the first day of a calendar month or this Lease terminates other than on the last day of a calendar month, the Base Rent for each such partial calendar month shall be prorated on the basis of 1/365 of the then current annual Base Rent.

4.03 Additional Rent. All amounts, other than the Base Rent, payable by Tenant hereunder or under any other agreement between Landlord and Tenant relating to the Premises or Tenant’s use or occupancy thereof shall be deemed to be “additional rent.” Each item of additional rent shall be payable immediately upon Landlord’s demand, unless otherwise expressly provided for herein. Landlord’s failure to make demand upon Tenant during the Term for any item of additional rent (including rent adjustments provided for in Article V hereof) shall not operate as a waiver of Landlord’s right to demand or Tenant’s obligation to pay such additional rent, so long as Landlord makes such demand within two (2) years after the date such amounts were originally due in accordance with the terms hereof. The determination of any item of additional rent shall result in no decrease in the Base Rent. Whenever an item of additional rent is to be determined based upon the amount of Base Rent, such amount shall be determined pursuant to Section 4.02 hereof, with no reduction for credits, abatements or concessions.

4.04 Rent Payments; No Waiver. Tenant shall pay all rents in lawful money of the United States by good check (subject to collection) drawn to Landlord’s order on a national bank, and delivered to Landlord, c/o Merchandise Mart Properties, Inc., 222 Merchandise Mart Plaza, Room 470, Chicago, Illinois 60654. Landlord’s acceptance of rent with the knowledge of an existing default hereunder shall not constitute a waiver thereof. Each rent payment shall be on account of rents longest past due, and Landlord’s acceptance of less than the full amount of rent then due shall not constitute a waiver of any unpaid rent. No writing accompanying any check or payment of rent shall constitute an accord and satisfaction, and Landlord may accept and endorse such check or payment without limiting Landlord’s right to recover the balance of such rent or pursue any other remedy hereunder.

4.05 Moratorium. If by virtue of any Legal Requirement the amount of rent which Landlord may collect hereunder is limited, Tenant shall remain liable for all rent provided for hereunder and such rent shall continue to accrue. When such limitation is no longer in effect, Tenant shall promptly pay all accrued and unpaid rent upon Landlord’s demand, so long as Landlord makes such demand within two (2) years after the date such amounts were originally due in accordance with the terms hereof.

4.06 No Conditions. Tenant’s covenant to pay rent is independent of all other covenants and conditions, except for Landlord’s covenant of quiet enjoyment set forth in Section 13.01. Notwithstanding any other provision hereof, Tenant shall pay in full each item of rent when due without any demand (unless expressly provided for herein), deduction or set-off, except with respect to unused Tenant Allowance pursuant to Section 2.04 above and regardless of any counterclaim.

ARTICLE V

Rent Adjustments

5.01 Real Estate Taxes.

(a) In addition to the Base Rent, Tenant shall, in monthly installments pursuant to Section 5.04 hereof, pay to Landlord as additional rent an amount (the “Tax Adjustment”) equal to four and one tenth percent (4.1%), subject to adjustment as provided for below (“Tenant’s Share of Real Estate Tax Increases”), of the amount by which Real Estate Taxes (as defined below) for the then current Tax Year exceed Real Estate Taxes for the Tax Base Year. “Tax Year” shall mean the 12-month, District of Columbia tax year commencing each October 1 and ending the following September 30. “Tax Base Year” shall mean the Tax Year commencing October 1, 1998 and ending September 30, 1999. If the Tax Year changes and the effect of the change can be reasonably determined, Landlord may adjust Real Estate Taxes for the Tax Base Year to produce Tax Adjustments substantially equivalent to those which would have been calculated without a change in the Tax Year. Real Estate Taxes shall be calculated for each Tax Year, including the Tax Base Year as if the building was at least 95% occupied.

(b) “Real Estate Taxes” shall mean all taxes, rates and assessments, general and special, foreseen or unforeseen, of every kind and nature which Landlord shall pay or become obligated to pay because of or in any way connected with the ownership, leasing or operation of the Property, including general real estate taxes, assessments, impositions and governmental charges (including vault fees and transit or other special district assessments) levied on or charged against the real estate or personal property used in connection with the operation of the Property, or on the right or privilege of leasing real estate or on the rentals or other receipts from the Property (or on the value of the leases thereon), or on the value of improvements made to the Property at any time for any purpose, or in any way attributable to the ownership, leasing or operation of the Property. Real Estate Taxes shall include all reassessments in connection with the sale or lease of any portion of the Property, and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) that Landlord incurs contesting or attempting to reduce or limit Real Estate Taxes. The amount of any tax refunds shall be applied as a credit to Real Estate Taxes for the relevant Tax Year. If a refund is applicable to the Tax Base Year, Real Estate Taxes for the Tax Base Year shall be reduced thereby, and Tax Adjustments shall be recalculated. If the system of real estate taxation is changed or any new tax or assessment is imposed or levied on the Property in lieu of any item of Real Estate Taxes presently imposed or levied on real estate or fixtures in the District of Columbia, Real Estate Taxes shall include the new tax, assessment and levy. Real Estate Taxes shall not include any net income, inheritance or estate taxes.

5.02 Operating Expenses.

(a) In addition to the Base Rent, Tenant shall, in monthly installments pursuant to Section 5.04 hereof, pay to Landlord as additional rent an amount (the “Operating Expense Adjustment”) equal to four and one tenth percent (4.1%) (“Tenant’s Share of Operating Expense Increases”) of the amount by which Operating Expenses (as defined below) for the then current calendar year exceed Operating Expenses for the calendar year commencing the January 1, 1999 (the “Operating Expense Base Year”). Operating Expenses shall be calculated for each calendar year as if the Building was not less than 95% occupied.

(b) “Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature paid, incurred, or otherwise arising because of or in any way connected with the management, maintenance, servicing, repair and/or operation of the Property (including the costs of electrical service, HVAC, cleaning, employee salaries, withholding and other taxes and employee benefits, water and sewerage, landscaping, maintenance and service contracts, security systems, management fees (not to exceed four percent) equipment rental, and all other usual and customary costs of operating and maintaining a first-class office building in downtown Washington, D.C.). Operating Expenses shall not include: (1) interest payments; (2) ground rental; (3) depreciation; or (4) capital expenditures other than (i) those capital expenditures incurred to reduce Operating Expenses and (ii) those capital expenditures incurred to comply with any Legal Requirement to the extent such compliance is not required as of the date hereof. Landlord agrees to amortize the cost of any capital expenditure (together with interest thereon at nine percent) over the shorter of (i) the useful life thereof as determined under generally accepted accounting principles, or (ii) the depreciation period permitted by the Internal Revenue Code and only the portion of such amortization allocable to each year shall be included in Operating Expenses for such year.

5.03 Payments of Rent Adjustments. Commencing on the first day of the month immediately following a notice from Landlord setting forth the then current estimated Tax Adjustment and/or Operating Expense Adjustment (collectively, “Rent Adjustments”), as estimated by Landlord from time to time, Tenant shall pay monthly installments on account of Rent Adjustments. The amount of each such installment shall equal the aggregate unpaid balance of the then current estimated Rent Adjustments, divided by the number of months remaining in the Lease Year. If, upon the final determination of Rent Adjustments for each Lease Year, the total installments paid on account of Rent

Adjustments do not equal the total actual amount of Rent Adjustments, Tenant shall pay any balance due within thirty (30) days after receiving Landlord’s demand therefor, or, if applicable, Landlord shall credit against the next payment of Base Rent due hereunder the amount of any overpayment.

5.04 Audit Rights By Tenant. If Tenant disputes any Operating Expenses or Real Estate Taxes statement, Tenant must provide Landlord with specific written objections within 30 days after receiving the statement (failing which, the statement will be deemed conclusive). Within 30 days after receiving these objections, Landlord will either adjust the disputed statement in response to Tenant’s objection(s) and credit any overpayment to Tenant as stated above, or notify Tenant that it believes Tenant’s objection is without merit. If Tenant timely disputes a statement and Landlord notifies Tenant that Tenant’s objection is without merit, Tenant may — if Tenant is not then in default beyond any applicable cure period — cause a nationally recognized independent, certified public accountant (“CPA”) to audit the supporting data for the disputed statement. However, Tenant may not exercise its audit right unless the audit commences within 20 days after Landlord notifies Tenant that Tenant’s objection is without merit, nor may Tenant audit any statement more than once. The CPA must sign a confidentiality statement in form acceptable to Landlord. Each audit under this Section 5.04 must be conducted at Landlord’s property manager’s District of Columbia office. If Landlord does not agree with the audit results of the CPA Tenant selects, Landlord and Tenant will endeavor to resolve their differences (failing which, the dispute will be conclusively determined based on an independent audit by a third-party CPA selected by the parties or, failing agreement, appointed by the American Arbitration Association or any recognized successor thereto upon application by either party). The parties will make any necessary adjustments in accordance with the third-party CPA audit. Tenant must pay all costs and expenses of Tenant’s audit (including, but not limited to, reasonable copying charges). In addition, Tenant must pay the costs incurred in connection with the third-party CPA audit (including, but not limited to, reasonable copying charges) unless the amounts paid by Tenant to Landlord for the year in question exceeded the amounts to which Landlord was entitled by more than 5%, in which event Landlord will pay the costs incurred in connection with the third-party CPA audit. If the third-party CPA audit shows Tenant has underpaid Operating Expenses or Real Estate Taxes (or both), in addition to paying to Landlord the underpayment amount and bearing the third-party CPA audit costs, Tenant must reimburse Landlord upon demand for all reasonable costs, expenses and fees incurred by Landlord in connection with such dispute. Tenant has no right to withhold or reduce any performance by Tenant under the Lease pending or based upon any audit under this Section 5.04.

ARTICLE VI

Financial Reports

6.01 Tenant’s Financial Reports. Tenant shall deliver to Landlord as they become available, a copy of Tenant’s quarterly and annual reports.

ARTICLE VII

Condition of Premises; Duty of Care

7.01 Condition of the Premises. Tenant shall accept possession of the Premises in their current “as-is” condition, broom clean with all equipment in working order. In compliance with Article VIII hereof and at no expense to Landlord, Tenant shall do such work as Tenant shall deem necessary or desirable to render the Premises suitable for Tenant’s use. Landlord shall have no obligation with respect to the alteration, remodeling or improvement of the Premises.

7.02 Tenant’s Duty of Care. Tenant at its expense shall take good care of and allow no damage (other than ordinary wear and tear) to the Premises, and shall keep the Premises in clean, safe and sanitary condition. Tenant shall segregate, store and dispose of trash and garbage in the manner Landlord reasonably specifies. Tenant shall promptly notify Landlord of the occurrence of any event or the existence of any condition that may adversely affect the Premises or the Building or the occupancy, use or operation thereof If the Building or the Premises are damaged by Tenant, its employees, agents, contractors, licensees or invitees (including any damage in connection with the making of an Alteration or Tenant’s surrender of the Premises), Tenant shall promptly notify Landlord and, except to the extent such damage is covered by normal and customary extended coverage fire and casualty insurance, shall pay to Landlord upon demand as additional rent all actual documented costs (including attorneys’ fees and expenses and Landlord’s customary overhead, profit and costs of general conditions) Landlord incurs for the repair and restoration of the same. Tenant shall promptly remove from all common areas in or around the Property Tenant’s property and items placed or delivered there on Tenant’s behalf.

ARTICLE VIII

Tenant’s Alterations and Equipment

8.01 Alterations; Equipment. Except as expressly permitted herein, Tenant shall not, without in each instance obtaining Landlord’s prior consent, make or permit any Alteration. “Alteration” shall mean any alteration, installation, removal or improvement of any nature with respect to the Premises or the Building, or any installation, removal or operation in the Premises of any equipment or machinery, except for office equipment which (1) is normally used in modern offices for general office use, and (2) does not (i) require electrical power in excess of the power requirements for office tenants of the Building (it being understood that Tenant’s connected load for lighting and outlets shall not exceed five (5) watts per square foot of the Premises); (ii) require changes to the electrical, water, plumbing, or HVAC systems, (iii) be so heavy as to create any risk of structural damage to the Building, or (iv) cause any unreasonable noise, vibration or odor to be transmitted to the structure of the Building or outside the Premises.

8.02 Landlord’s Consent. Landlord shall not unreasonably withhold, delay or condition its consent to the making of any Alteration. Landlord shall not be obligated to give its consent, if Landlord believes in good faith that there is a significant risk that the Alteration (x) would not be made in a manner comparable in workmanship and quality with the reputation and character of the Building as a first-class office building, or (y) would materially adversely affect (i) the structure or the appearance of the Building or the operation of Building systems, (ii) Landlord’s ability to rent the Premises at the end of the Term to other tenants at then current market rates, or (iii) the enjoyment by other occupants of the Building of the benefits of such occupancy. Landlord’s consent to an Alteration, if given, shall be subject in each instance to the following conditions:

(1) Landlord acknowledges that it has approved Tenant’s preliminary plans for the Premises. At least ten (10) days prior to commencing work, Tenant shall submit to Landlord final plans and specifications therefor which are consistent with the preliminary plans previously approved by Landlord and sufficient to obtain a building permit therefor, together with detailed background information, references and, with respect to contractors and subcontractors, current financial statements, about the architects, engineers, contractors and subcontractors to be utilized, and full information regarding the materials to be used, and Tenant shall promptly submit for Landlord’s approval every material change to the work, the scope of the work or the plans and/or specifications therefor. A “material charge” shall mean any change which (i) requires a building permit or permit modification, (ii) involves the Building mechanical, electrical, plumbing, HVAC or other systems, (iii) is likely to adversely affect any other tenant or occupant of the Building, or (iv) will cost in excess of Two Thousand Five Hundred Dollars ($2,500.00) to implement. The work shall be performed by persons and pursuant to plans, specifications and change orders that Landlord shall have approved (such approval not to be unreasonably withheld or delayed) and in accordance with all Legal Requirements and requirements of Landlord’s insurance carriers, and Tenant shall at no expense to Landlord insure continuous compliance with the same and, upon demand, promptly submit to Landlord satisfactory evidence of such performance (including all permits, approvals and certificates required therefor). If in connection with making any Alteration, any conflict arises for any reason whatsoever between any persons under Tenant’s direct or indirect control engaged in making the Alteration and Landlord’s contractors, subcontractors or other persons performing work for Landlord, Tenant shall take all reasonable actions necessary to eliminate such conflict.

(2) All architects and engineers shall continuously carry errors and omissions insurance in such reasonable amounts as Landlord may specify, and all contractors and subcontractors shall continuously carry such amounts of workers’ compensation, employer’s liability and commercial/comprehensive general liability insurance as Landlord may reasonably specify, and, upon demand, Tenant shall furnish Landlord with certificates evidencing such insurance coverages.

(3) Upon completion of the Alteration, Tenant shall furnish Landlord with enforceable releases of all claims and waivers of all liens executed by each contractor, subcontractor and material supplier involved in making the Alteration and paid invoices with respect to the costs thereof If in connection with the work any mechanic’s materialman’s lien is filed against any portion of the Property, Tenant shall at no expense to Landlord cause such lien to be released of record within ten (10) days after notice thereof.

(4) In connection with the making of the Alteration or the maintenance or repair thereof, Landlord shall have no obligation to modify, install or replace any structural component or system contained in the Building or bear any cost.

(5) At the time Landlord consents to any Alteration, improvements, fixtures and other property, Landlord shall advise Tenant what Alterations, improvements, fixtures and other property must be removed by Tenant before the end of the Term.

ARTICLE IX

Services

9.01 Business Hours. “Business Hours” shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m., Saturday, except for holidays recognized by the Federal government (“Holidays”).

9.02 Utilities; Access. Twenty-four hours a day, seven days a week, Landlord shall provide to the Premises: (1) electricity, running water, and sewerage removal services at (i) current locations and

(ii) such usage levels as are customary in general office space; and (2) access via at least one operating elevator.

9.03 HVAC. During Business Hours, Landlord shall provide heating and cooling to the Premises. Upon twenty-four (24) hours prior notice, Landlord shall provide heating and cooling to the Premises outside Business Hours, with the minimum charge being based on four (4) hours usage. Landlord shall adjust overtime charges to reflect actual heating and cooling expenses. Initially, the following hourly rates will apply:

Monday - Saturday	$25.00/hour
Sunday	37.50/hour
Holidays	37.50/hour

9.04 Cleaning. After Business Hours, Monday through Friday, except for Holidays, Landlord shall provide the Premises with the cleaning and janitorial services specified in Exhibit E attached hereto

9.05 Security. Landlord shall provide the following security services: a staffed reception/guard desk in the lobby of the Building during Business Hours.

9.06 Signage. Landlord intends that all tenants will be identified on the Building directory signs. Landlord shall, at its expense for the initial names designated by Tenant at the Commencement Date, provide Tenant with a pro rata number of lines on the directory in the Building lobby. Any names placed on the directory after the initial name shall be at Tenant’s expense. Landlord, at its sole cost and expense, will also provide Tenant with building standard signage on Tenant’s suite entry door.

9.07 Parking. Tenant may, by notice to Landlord, acquire up to fifteen (15) monthly parking contracts in the Building garage at the prevailing monthly rates in effect from time to time, subject to availability. Tenant shall abide the rules and regulations issued by the Building garage operator.

ARTICLE X

Assignment; Sublease

10.01 Prohibited Leasehold Transfers.

(a) Except as expressly permitted herein, Tenant shall not, without in each instance obtaining Landlord’s prior consent, make or permit any Leasehold Transfer. “Leasehold Transfer” shall mean, whether voluntarily or by operation of law, the assignment, transfer, subleasing or encumbering of any portion of Tenant’s rights to and interest in this Lease or the Premises, including permitting any person to use or occupy any portion of the Premises (except in connection with Tenant’s use of the Premises permitted herein). The transfer (however effected) of a “controlling ownership interest” in a person (defined to mean an ownership interest in whatever form by which the holder thereof exercises effective control over the management and policies of such person) shall be deemed to be a Leasehold Transfer if such person holds any interest in this Lease or the Premises; provided that, this sentence shall not apply to transfers of a controlling ownership interest in any corporation while the stock of such corporation is publicly traded on the New York or American Stock Exchanges or while listed in the NASDAQ National Market.

(b) Any apparent Leasehold Transfer made without Landlord’s consent shall be void. Nevertheless, without waiving any of Tenant’s obligations hereunder or the failure to obtain Landlord’s consent, Landlord may collect from any person occupying the Premises in connection with an attempted Leasehold Transfer all rent due with respect to the portion of the Premises occupied thereby, and apply the same to the satisfaction of Tenant’s obligations hereunder.

10.02 Landlord’s Consent.

(a) In seeking Landlord’s consent to a Leasehold Transfer, Tenant shall at least twenty (20) days before the anticipated effective date of the Leasehold Transfer submit: (1) the proposed terms and conditions of the Leasehold Transfer, (2) all relevant information about the proposed transferee; and (3) satisfactory evidence that the Leasehold Transfer will result in the Premises being used only as permitted pursuant to Article III hereof.

(b) Landlord shall not unreasonably withhold, delay or condition its consent to any Leasehold Transfer. The reasonableness of any decision by Landlord to withhold, delay or condition its consent shall be evaluated in light of all of the relevant circumstances. Landlord shall not be obligated to give its consent, if (i) any event exists which constitutes or which with the lapse of time or the giving of notice would constitute a material default hereunder, (ii) Landlord has pursuant to Section 10.03 hereof exercised its recapture right with respect to the Leasehold Transfer, (iii) the Leasehold Transfer would result in the Premises being used for a purpose prohibited hereunder, or (iv) if the Leasehold Transfer is to be effectuated during the last two (2) years of the Initial Term or the Renewal Term, the rent under the Leasehold Transfer would be less than the rental rate at which Landlord is then offering to lease comparable space in the Building. Landlord’s consent to a Leasehold Transfer, if given, shall be subject in each instance to the following conditions:

(1) Tenant shall remain fully and primarily liable for the performance of all of Tenant’s obligations hereunder, whenever such performance may be required. The transferee with respect to the Leasehold Transfer shall be subject to any defaults by Tenant hereunder and bound by all of the terms and conditions of this Article X. Landlord’s consent to any Leasehold Transfer shall not constitute consent to any other or subsequent Leasehold Transfer, except in each case as permitted herein.

(2) Within five (5) days after Tenant receives Landlord’s consent thereto and prior to the effective date of the Leasehold Transfer, Tenant shall deliver to Landlord a fully executed and acknowledged instrument in form and substance satisfactory to Landlord, providing for: (i) the Leasehold Transfer on substantially the same terms and conditions previously submitted to Landlord; (ii) the transferee’s unconditional agreement to be bound by, and to hold the Premises subject to, all of the terms and conditions hereof and, if the Leasehold Transfer involves an assignment of all or a portion of the Premises, to assume all of Tenant’s obligations hereunder with respect thereto; and (iii) an effective date of the Leasehold Transfer not later than six (6) months after the execution of such instrument. The Leasehold Transfer shall be effective only in accordance with the terms and conditions of such instrument. Landlord and Tenant may amend this Lease at any time, and Landlord may take any other action in connection herewith, and Landlord shall not be obligated to give any notice to or obtain the consent of any Leasehold Transfer transferee for any reason whatsoever. The transferee shall automatically be bound by the terms and conditions of this Lease as amended by Landlord and Tenant at any time.

(3) Tenant hereby assigns to Landlord the rents due from the transferee and authorizes the transferee to pay such rents directly to Landlord, at Landlord’s option, upon the occurrence of any default by Tenant under this Lease, whereupon Landlord may, without waiving any of Tenant’s obligations hereunder, collect and apply such rents to the satisfaction of such obligations.

(4) Tenant shall promptly reimburse Landlord upon demand for all reasonable costs (including reasonable attorneys’ fees and expenses) Landlord incurs in connection with the Leasehold Transfer and the transferee thereunder.

(5) Tenant shall promptly pay Landlord as additional rent fifty percent (50%) of all of the consideration for the Leasehold Transfer. “Consideration” shall mean (i) all rents in excess of the rents payable by Tenant hereunder with respect to the space subject to the Leasehold Transfer, and all profits in connection with the Leasehold Transfer (including, but not limited to, all proceeds from the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings and other personal property, to the extent the price or rent paid therefor exceeds the fair market value or the fair rental value, as the case may be, of the fixtures, improvements, equipment, furniture, furnishings or other personal property so sold or rented), less (ii) all reasonable out-of-pocket expenses Tenant incurs in effecting the Leasehold Transfer. Upon demand, Tenant’s chief financial officer shall promptly certify to Landlord accountings setting forth the character, amount and date of receipt or expenditure of each item of consideration and expense, and submit such supporting documentation as Landlord may reasonably request.

10.03 Recapture. Landlord may, with respect to each Leasehold Transfer for which Landlord’s consent is required, elect to: (1) become Tenant’s subtenant with respect to the space subject to the proposed Leasehold Transfer, or (2) terminate Tenant’s leasehold interest in such space, in either case effective thirty (30) days after Landlord notifies Tenant of Landlord’s exercise of its recapture right with respect to the Leasehold Transfer. With respect to a Leasehold Transfer for which Tenant has requested Landlord’s consent, Landlord shall so notify Tenant within twenty (20) days after receiving Tenant’s request, or Landlord shall be deemed to have declined to exercise its recapture right with respect to such Leasehold Transfer. If Landlord declines to exercise its recapture right with respect to a Leasehold Transfer, Landlord’s consent to the Leasehold Transfer shall nonetheless be required. If Landlord exercises its recapture right with respect to a Leasehold Transfer: (i) Landlord may at Tenant’s expense reconfigure the Premises to provide public access to the recaptured space; and (ii) Tenant shall promptly execute and deliver to Landlord (x) if Landlord elects to sublet the space, a sublease in a form reasonably satisfactory to Landlord and providing that Landlord shall be required during the term of the sublease to abate all rents accruing with respect to the space, or (y) if Landlord elects to terminate Tenant’s leasehold interest in the space, an amendment hereto in a form reasonably satisfactory to Landlord and providing for such termination. Landlord may, without incurring any liability to Tenant, lease or sublet the recaptured space to any person (including any person which Tenant proposed as a transferee under a Leasehold Transfer).

ARTICLE XI

Right of First Offer

11.01 Right of First Offer. Provided no Event of Default has occurred under this Lease, and subject to the right of Landlord to renew the lease of any tenant currently leasing space on the eighth (8th) floor on the date of this Lease, Tenant shall have the right of first offering to lease contiguous office space located on the eighth (8th) floor of the Building (the “Additional Premises”). Such right shall arise whenever, during the Term the Landlord wishes to lease the Additional Premises. Landlord shall provide Tenant with not less than thirty (30) days written notice (“Landlord’s Notice”) setting forth the date the Additional Premises will be available. Tenant shall exercise its right of first offering (if at all) by written notice (“Tenant’s Notice”), delivered to Landlord not later than twenty (20) days after delivery of Landlord’s Notice to Tenant, and agreeing to lease the Additional Premises commencing on the date the Additional Premises are available as set forth in Landlord’s Notice. In the event the Tenant’s Notice is not timely given, Tenant shall be deemed to have waived its right of first offering and Landlord may proceed to lease the Additional Premises to third parties. Prior to the commencement of the term for the Additional Premises, Tenant agrees to execute an amendment to this Lease incorporating the Additional Premises into this Lease as part of the Premises on the following terms and conditions:

(a) If the Tenant exercises its right of first offer for the Additional Premises during the first three Lease Years the terms and conditions applicable to the Additional Premises shall be the same terms and conditions as the terms of this Lease including rental rates. The term for the Additional Premises will be co-terminous with the Term under this Lease. The Tenant allowance shall be prorated based on the number of months remaining in the first three Lease Years.

(b) If the Tenant takes the Additional Premises during the last six Lease Years, the rental rate, Tenant allowance and other terms applicable to the Additional Premises (other than Lease Term, which will be co-terminous with the Lease Term for the Premises) will be subject to the then current market terms and conditions for similar space within the Building (taking into consideration the applicable Lease Term).

ARTICLE XII

Surrender; Holdover

12.01 Surrender of the Premises.

(a) At the end of the Term Tenant shall deliver to Landlord exclusive possession of the Premises, broom clean and in “as is” condition on the Commencement Date, ordinary wear and tear excepted; provided, however, that Tenant shall remove from the Premises and the Building all property specified in subsection (b) below. The delivery of keys to the Premises to anyone (including delivery of the keys to Landlord so that Landlord may sublet the Premises for Tenant) shall not terminate this Lease or effect a surrender of the Premises.

(b) Tenant may not, without Landlord’s consent, remove any Alterations, other improvements to the Premises or fixtures (including all such improvements and fixtures existing on the Commencement Date), which cannot be removed without damage to the Premises or the Building. Tenant shall, at no expense to Landlord and subject to Article VIII hereof, remove any Alteration, improvements, fixtures and other property which, pursuant to Section 8.02(5) Landlord has advised Tenant must be removed before the end of the Term. Where furnished by Tenant or at its expense, all moveable furnishings and trade fixtures shall remain Tenant’s property, which Tenant may at no expense to Landlord remove before the end of the Term. Alterations, improvements, fixtures and other property, which Tenant is required pursuant to Section 8.02(5) or permitted to remove from the Premises and which remain on the Premises after the end of the Term, shall be deemed to be abandoned, and Landlord may, at Tenant’s expense and without incurring any liability (as a bailee or otherwise) to Tenant, remove and dispose of the same in any fashion.

(c) Upon demand, Tenant shall promptly pay to Landlord as additional rent all reasonable direct costs (including reasonable attorneys’ fees and expenses), Landlord incurs in connection with the removal of property from the Premises and the Building and the disposal thereof pursuant hereto, and the repair of any damage to the Premises or the Building occasioned thereby.

12.02 Holdover. If Tenant fails to surrender the Premises at the end of the Term, at Landlord’s option the Tenant shall become a month-to-month tenant subject to all of the terms and conditions hereof, except that Tenant shall on account of such tenancy pay in advance on the first day of each calendar month, without demand therefor, a monthly rental equal to the greater of (i) two hundred percent (200%) of the aggregate amount of Base Rent plus Rent Adjustments in effect immediately preceding the end of the Lease Term, or (ii) the fair market rental value of the Premises, prorated on a monthly basis; provided that, notwithstanding the foregoing, during the first (1st) ninety (90) days of any such monthly tenancy, Tenant shall pay a monthly rental equal to the greater of (i) one hundred fifty percent (150%) of the aggregate amount of Base Rent plus Rent Adjustments in effect immediately preceding the end of the Lease Term, or (ii) the fair market rental value of the Premises. Such tenancy may be terminated by either party upon thirty (30) days prior notice. During such tenancy Landlord may with respect to any default hereunder exercise all rights and remedies provided for herein. Notwithstanding the foregoing, any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises by any means permitted by law, TENANT HEREBY WAIVING ANY NOTICE TO QUIT; provided, however, that (i) Tenant shall pay Landlord as damages (but not as rent) the greater of the fair market value rent for the Premises or two (2) times (1.5 times, during the first 90 days of such holdover) the Base Rent plus all Additional Rent payable for the last month of the Term, for each month or portion thereof that Tenant remains in possession following the Expiration Date, and (ii) Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities or damages resulting from Tenant’s failure to surrender possession of the Premises on the Expiration Date (including, but not limited to, claims made by any succeeding tenant).

ARTICLE XIII

Quiet Enjoyment; Subordination

13.01 Covenant of Quiet Enjoyment. Subject to all of the terms and conditions of this Lease, Tenant’s interest in this Lease and possession of the Premises shall not be terminated during the Term by Landlord or any person claiming an interest in the Premises, the Building or the Land through Landlord. Neither Landlord’s inability to perform Landlord’s obligations hereunder (including the furnishing of utilities and HVAC) by virtue of any circumstance beyond Landlord’s reasonable control, nor the taking of any action in or around the Premises permitted hereunder, shall constitute an actual or constructive eviction of Tenant in whole or in part or provide any grounds (including an interruption or reduction in Tenant’s business) for an abatement of rent or for Landlord’s liability; provided that, notwithstanding the foregoing, if Landlord fails to provide HVAC or electric service to the Premises for a period in excess of five (5) consecutive business days, Landlord agrees to thereafter abate the Rent payable hereunder for so long as Tenant cannot and in fact does not use the Premises as a result of such failure.

13.02 Subordination.

(a) This Lease shall be automatically subordinate to and bound by each underlying lease, deed of trust and mortgage (including all advances made thereunder at any time), and all amendments thereto and renewals, extensions, modifications, consolidations, replacements and transfers thereof (whether by sale, assignment, foreclosure or otherwise), now or hereafter affecting any portion of the Land, the Building or the Premises (in each case, a “Superior Instrument”). Tenant may not terminate this Lease, and this Lease shall remain in effect upon any sale or assignment of, or foreclosure upon, any portion of the Property pursuant to any Superior Instrument, or upon the termination of any Superior Instrument. Notwithstanding any other provision hereof, no holder of a Superior Instrument shall be liable for any act, omission or default of Landlord, subject to any offsets, claims or defenses which Tenant may have against Landlord, bound by any rent that Tenant paid to Landlord more than one (1) month in advance, or bound by any amendment, waiver or termination of this Lease, unless consented to by such holder in writing. If by virtue of Landlord’s default Tenant may obtain an abatement of rent, remedy such default or terminate this Lease, Tenant shall not exercise such right(s) unless Tenant first notifies each holder of a Superior Instrument (which notice may be given simultaneously with any notice Tenant gives to Landlord), which has furnished Tenant with its address, and such holder fails to initiate promptly and use reasonable efforts to cure such Landlord’s default. If in connection with any financing of any portion of the Property or improvements thereto the holder of a Superior Instrument requires modifications to this Lease, Tenant shall not unreasonably withhold, delay or condition Tenant’s consent to such modifications, so long as such modifications do not increase the rents payable by Tenant hereunder, reduce or extend the Term, reduce or increase the area of the Premises, or materially adversely affect Tenant’s rights and obligations hereunder. The holder of a Superior Instrument may subordinate such Instrument to this Lease at any time and Tenant hereby consents to such subordination. Upon request Tenant shall execute, acknowledge and deliver in recordable form such instruments effecting such subordination.

(b) Upon request of the holder or beneficiary of any Superior Instrument (each a “Lender”), Tenant shall agree in writing that no action taken by such holder or beneficiary to enforce said Superior Instrument shall terminate this Lease or invalidate or constitute a breach of any of the provisions hereof and Tenant will attorn to such Lender, or to any purchaser of the Building or Property at any foreclosure sale or sale in lieu of foreclosure, for the balance of the Term of this Lease and on all other terms and conditions herein set forth. Tenant, by entering into this Lease, covenants and agrees that (a) upon the written direction of Lender it shall pay all rents arising under this Lease as directed by such Lender, and (b) in the event such Lender enforces its rights under the Superior Instrument due to a default by Landlord this Lease is not extinguished by a foreclosure of the Superior Instrument, and Tenant will, upon request of any person succeeding to the interest of Landlord in the Property (“successor in interest”) as the result of said enforcement, automatically attorn to such successor in interest, without any change in terms or other provisions of this Lease; provided, however, that said successor in interest shall not be: (i) bound by any payment of rent or additional rent for more than one month in advance, except payments in the nature of security (but only to the extent such payments have been delivered to such successor in interest); (ii) bound by any modifications to the Lease (including, but not limited to, any agreement providing for early termination or cancellation of the Lease) made without any requisite consent of the Lender or any such successor in interest; (iii) liable for damages for any act or omission of any prior landlord (including, but not limited to, Landlord); or (iv) subject to any offsets or defenses which Tenant might have against any prior landlord (including, but not limited to, Landlord). Notwithstanding the foregoing, Tenant shall retain any rights it may have to proceed against the original Landlord.

13.03 Subordination, Attornment and Non-Disturbance Agreement; Estoppel Certificate. Within ten (10) days after demand therefor by Landlord, the holder or beneficiary of any Superior Instrument or any of their successors in interest, Tenant shall execute, acknowledge and deliver in recordable form: (1) a Subordination, Attornment and Non-Disturbance Agreement and/or (2) an estoppel certificate substantially in the form of Exhibit G attached hereto.

ARTICLE XIV

Fire or Casualty; Condemnation

14.01 Fire or Casualty.

(a) The occurrence of any fire or other casualty shall constitute no basis for the termination of this Lease or any abatement of rent, except as expressly provided for herein. If the Building is damaged by fire or other casualty (whether or not the Premises are damaged) and if Landlord obtains a reasonable professional estimate that the cost of restoring the Building would exceed fifty percent (50%) of the full insurable value of the Building, Landlord may, by notice to Tenant within sixty (60) days after such fire or other casualty, terminate this Lease without incurring any liability to Tenant. If Landlord fails so to notify Tenant, Landlord shall use reasonable efforts to repair the Building (including the restoration of the demising walls of the Premises and Building services to the outside perimeter of the Premises) with reasonable dispatch, allowing for the adjustment and settlement of insurance claims, the preparation of plans and specifications, the obtaining of governmental approvals and certificates, the obtaining of contractors and laborers and any other delay. So long as Landlord restores the Building so it is suitable for substantially the same uses, Landlord shall not be obligated to duplicate the original construction or design of the Building. Landlord shall not be obligated to repair, restore or replace: (1) any property within the Premises; (2) any damage that occurs during the last year of the Term (as extended, if at all, pursuant to the exercise of any Renewal Option); or (3) any damage for the repair of which insurance proceeds are not available. Tenant shall cooperate fully with all repairs made to the Building (including removing Tenant’s moveable property and trade fixtures from the Premises as soon as practicable to clear the way therefor).

(b) Rents hereunder shall be abated during the period and to the extent that a material portion of the Premises is rendered untenantable because of a fire or other casualty. If more than thirty percent (30%) of the Premises is rendered untenantable by fire or other casualty and Landlord cannot, given Tenant’s full cooperation, substantially complete such repairs so that the Premises are rendered substantially tenantable within one hundred eighty (180) days after such fire or other casualty, then Tenant may, by notice to Landlord, terminate this Lease with thirty (30) days of the date of such casualty.

14.02 Condemnation.

(a) The occurrence of any condemnation or taking pursuant to the exercise of the power of eminent domain, or any sale in lieu thereof, shall constitute no basis for the termination of this Lease or any abatement of rent, except as expressly provided for herein. If the entire Premises are lawfully condemned or taken, this Lease shall terminate as of the date title vests pursuant to such condemnation or taking, and Tenant shall have no claim for the value of the unexpired portion hereof. If fifteen percent (15%) or more of the Premises, or the means of access thereto, are lawfully condemned or taken, Tenant may, by notice to Landlord within thirty (30) days after the date title vests pursuant to such condemnation or taking, terminate this Lease. If any portion of the Premises is lawfully condemned or taken and this Lease is not terminated as provided herein, Tenant shall be entitled to a rent abatement with respect thereto, commencing the date title vests pursuant to such condemnation or taking. However, if any portion of the Premises is condemned or taken without compensation to effect compliance with any Legal Requirement and if such compliance is Tenant’s obligation hereunder, Tenant shall be entitled to no rent abatement. If only a portion of the Building is lawfully condemned or taken and if such condemnation or taking would permit Landlord to terminate leases with respect to a significant portion of the leased space in the Building, Landlord may, by notice to Tenant within thirty (30) days after the date title vests pursuant to such condemnation or taking, terminate this Lease (whether or not the Premises are affected by such condemnation or taking).

(b) Landlord shall receive the entire award made in each proceeding in connection with the condemnation or taking of the Building, the Premises or any portion thereof (including any award made for the value of Tenant’s interest in this Lease or the Premises), and Tenant hereby assigns to Landlord any and all right, title and interest Tenant may have now or in the future to any such award or any part thereof. Tenant may pursue a separate claim against the condemning authority, so long as such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

ARTICLE XV

Landlord’s Access, Repairs and Alterations

15.01 Access; Repairs; Alterations. Tenant shall furnish Landlord with keys and other means of effecting entry into all portions of the Premises at all times. Upon prior notice to Tenant, Landlord may enter the Premises from time to time to: (1) inspect, maintain, clean, repair, make alterations to and install equipment in the Premises (and for such purposes Landlord may bring into and store in the Premises reasonable quantities of equipment and materials); (2) comply with the demand of any person submitting reasonable evidence of a lawful purpose and a legal entitlement to access to the Premises; (3) show the Premises to potential purchasers and mortgagees of the Building; and (4) within the last twelve (12) months of the Term, show the Premises to prospective tenants. Landlord may change the arrangement and location of entrances, passageways, doorways, corridors, elevators, stairways, toilets and other parts of the Premises and the Building, so long as doing so will not substantially or materially adversely interfere with Tenant’s access to the Premises. In any emergency, Landlord may without notice enter the Premises by any and all means which are reasonable under the circumstances and take all necessary or desirable measures to resolve the emergency. In resolving an emergency, Landlord shall not be liable for any damage to Tenant’s property, so long as such damage is not caused by Landlord’s gross negligence or willful misconduct in taking actions permitted by this Section, Landlord shall use reasonable efforts to accommodate Tenant, but shall not be obligated to incur overtime or premium costs.

ARTICLE XVI

Insurance; Waiver of Claims; Indemnity

16.01 Insurance Generally.

(a) Throughout the Term, Landlord and Tenant shall each obtain and maintain in effect the insurance coverages specified in this Article, by virtue of insurance policies underwritten only by solvent insurance companies authorized to do business in the District of Columbia. The insurance policies that Tenant is required to carry hereunder shall: (1) be written as primary coverage and not contributing with or in excess of any coverages Landlord may carry; (2) contain an endorsement requiring each insurer to provide thirty (30) days prior written notice to Landlord before any cancellation or material change in the type or amount of any coverage thereunder; and (3) designate Landlord as an “additional insured” and, at Landlord’s request, if available, include a standard mortgagee clause for the benefit of any person holding an insurable interest in the Premises or the Building.

(b) Tenant shall give Landlord prompt notice and a detailed description of each event which might constitute the basis for a material claim under any of the insurance policies required to be carried hereunder. Tenant shall cooperate fully with Landlord in prosecuting and resolving all such claims. Whether or not Tenant fully complies with all of the provisions of this Article, the description of required insurance policies and related maximum coverage amounts set forth herein shall not operate to limit Tenant’s liability under any provision of this Lease. On an annual basis, if requested by Landlord, Tenant shall promptly furnish Landlord certificates evidencing the insurance coverages required to be maintained hereunder and the payment of premiums therefor.

(c) Tenant shall not act or fail to act, or permit any person under Tenant’s reasonable control to act or fail to act, in any way which might invalidate or reduce any coverages or increase the premiums therefor under any insurance policies required to be carried hereunder or carried by Landlord with respect to the Property or the use or operation thereof. If any insurance carrier or board of underwriters determines that any such coverage shall be invalidated or reduced or premiums therefor shall be increased as a direct or indirect result of any act or omission of Tenant or any person under Tenant’s reasonable control (whether or not such act or omission would otherwise constitute a default hereunder), Tenant shall promptly pay to Landlord as additional rent the costs of securing comparable coverages and the increased premiums.

(d) Each party hereunder shall, at its own expense, cause each insurance policy that it obtains in connection with this Lease, the Premises or the Building to contain an endorsement providing that: (1) the issuer of such policy waives all rights of subrogation against the other party; and (2) such policy shall not be invalidated if the insured, prior to a loss, waives in writing all rights of recovery against any person for losses covered by such policy.

16.02 Casualty Insurance. Tenant shall maintain a commercial/comprehensive general liability policy with a limit of at least $3,000,000 per occurrence and $3,000,000 in the general aggregate and the following coverages: (1) a broad form, commercial liability endorsement; (2) endorsements covering premises/operations, independent contractors and host liquor liability; and (3) a broad form contractual liability endorsement insuring the performance of Tenant’s indemnification obligations hereunder.

16.03 Property Insurance. Tenant shall carry all risk property insurance in such amounts as shall be sufficient to cover the repair, restoration and replacement of all Alterations, other improvements to the Premises and fixtures (including all such improvements and fixtures existing on the Commencement Date). Tenant shall carry such other insurance as Tenant may deem necessary or desirable to protect Tenant’s property located in or around the Premises. Landlord shall have no obligation to insure the Premises or Tenant’s property. Landlord shall obtain and maintain all risk property insurance in an amount equal to the full replacement cost of the Building.

16.04 Waiver of Claims. Each party hereunder hereby waives all rights of recovery against the other party for any claim, loss, injury or expense in connection with any property damage or loss, to the extent such claims are covered by casualty insurance maintained (or required hereby to be maintained) by the injured party, each party hereby agreeing to look only to its insurance policies for recovery in respect of any such property damage or suffered by it. Notwithstanding anything herein contained to the contrary, Landlord shall not be liable for any claim, loss, injury or expense (including any claim for compensation for reduction in the value of Tenant’s leasehold or interest in the Premises, inconvenience or annoyance to Tenant, injury to Tenant’s business or property, or, except as expressly set forth herein, rent abatement in connection with Landlord’s taking any action permitted hereunder) in connection with this Lease, the Property, or Tenant’s use or occupancy of the Premises. In any event, Landlord’s aggregate liability in connection with this Lease, the Property and Tenant’s use and occupancy of the Premises shall be limited as set forth in Section 19.10 and in no event shall Landlord be liable for any indirect or consequential damages for any reason whatsoever.

16.05 Indemnity. Subject to the provisions of Section 16.04 above, Tenant hereby indemnifies and shall hold harmless and defend Landlord, its partners, directors, officers, employees, contractors and agents against all claims, liabilities, losses, injuries and expenses (including attorneys’ fees and expenses and the costs of investigating and/or settling claims) arising directly or indirectly out of: (1) the occurrence of any event within the Premises; (2) any act or omission of Tenant, its employees or agents, or any contractor performing work in or to, or any licensee operating within, the Premises; (3) alterations to, or installation or operation of equipment in, any portion of the Building or the Premises by Tenant or a Leasehold Transfer transferee; (4) any breach of Tenant’s representations, warranties or covenants hereunder, or (5) any act or failure to act by Tenant or any Leasehold Transfer transferee invalidating or reducing any coverages under any insurance policies required to be carried hereunder or carried by Landlord with respect to the Property or the use or operation thereof. The foregoing indemnity shall not be applicable insofar as Landlord incurs a loss or expense through its gross negligence or willful misconduct. The provisions of this Section shall survive termination of Tenant’s right of possession to the Premises and the end of the Term.

16.06 Landlord’s Insurance. Landlord agrees to carry broad form fire and casualty insurance with respect to the Building, in such amounts and form as required by Landlord’s mortgagee with respect to the Building from time to time, but in all events in an amount sufficient to satisfy any co-insurance requirements.

ARTICLE XVII

[RESERVED]

ARTICLE XVIII

Insolvency; Events of Default; Remedies

18.01 Events of Insolvency.

(a) “Event of Insolvency” means: (1) Tenant (including, with respect to Events of Insolvency, any guarantor of Tenant’s obligations hereunder) becomes bankrupt or insolvent under any applicable federal, state or local statute or rule of law (collectively, “Insolvency Laws”); (2) Tenant files a petition, or acquiesces in a petition filed, under any Insolvency Law; (3) an involuntary petition is filed against Tenant under any Insolvency Law, which is neither dismissed within sixty (60) days after such filing or results in the issuance of an order for relief against Tenant, whichever occurs earlier, (4) a receiver or trustee is appointed for, or a foreclosure action is instituted upon, all or a substantial portion of Tenant’s property or assets; or (5) Tenant makes or consents to an assignment or other conveyance in trust for the benefit of creditors.

(b) This Lease shall not be considered an asset of Tenant’s estate in bankruptcy or insolvency. Upon an Event of Insolvency, Landlord may by notice to Tenant terminate this Lease; provided that Tenant shall remain liable for all rents and other damages payable hereunder without prejudice to Landlord’s right in any proceeding under any Insolvency Law to prove and obtain as liquidated damages the maximum such amount permitted thereby; and provided, further, that if, by virtue of any Insolvency Law, Landlord is not permitted to enforce such termination, the following provisions shall apply, to the extent enforceable:

(1) If there is an uncured default under this Lease, no receiver or trustee may assume and retain, or assign, this Lease unless at the time of such assumption or assignment the receiver or trustee (x) cures such default or provides adequate assurance to Landlord’s reasonable satisfaction that such default will be cured promptly, (y) compensates, or provides adequate assurance to Landlord’s reasonable satisfaction that such receiver or trustee will promptly compensate, Landlord for any actual pecuniary loss incurred by Landlord as a result of such default, and (z) provides adequate assurance to Landlord’s reasonable satisfaction of the future performance of all of Tenant’s obligations under this Lease.

(2) No receiver or trustee may require Landlord to furnish any services or supplies required to be furnished under this Lease unless (x) Landlord is compensated therefor before such services or supplies are furnished, or (y) such receiver or trustee assumes this Lease as provided in clause (1) above.

18.02 Events of Default. The occurrence of an Event of Default shall constitute a breach of Tenant’s obligations hereunder. “Event of Default” shall mean any of the following:

(a) the failure to pay Landlord an installment of Base Rent or any Rent Adjustment within five (5) days after notice to Tenant of the failure to make such payment when due, or the failure to make any other payment of additional rent within five (5) days after Landlord’s second demand therefor;

(b) the transfer by operation of law or otherwise of any portion of Tenant’s interest herein or in any portion of the Premises to any person other than as expressly permitted hereunder;

(c) by virtue of Tenant’s interest herein or occupancy of the Premises or any act or omission of Tenant, its employees, agents, contractors, invitees or licensees, or any transferee under a Leasehold Transfer, any portion of the Property or Landlord’s interest therein becomes subject to any claim, lien or other encumbrance which is not irrevocably released and removed of record at no expense to Landlord within thirty (30) days thereafter;

(d) the failure to maintain insurance in the amounts and coverages required to be maintained by Tenant hereunder;

(e) the abandonment or vacating of the Premises for a continuous period of thirty (30) days or more, except as expressly permitted hereunder; provided that, abandonment of the Premises shall not be deemed an Event of Default if (i) Tenant notifies Landlord in writing of Tenant’s intent to vacate or abandon not less than thirty (30) days in advance, (ii) Tenant obtains and provides to Landlord prior to vacating all necessary endorsements required to ensure that Tenant’s insurance with respect to the Premises shall remain in full force and effect notwithstanding such abandonment, (iii) Tenant takes all commercially reasonable steps necessary to secure the Premises against unauthorized entry during the period of such vacancy or abandonment, and (iv) Tenant indemnifies Landlord against any claim, cost, damage, expense, fee, liability or suit arising from or out of, or in connection with, such vacating or abandonment.

(f) the occurrence of any breach of any of Tenant’s representations, warranties or covenants hereunder (excluding the Events of Default described above) or of a material breach under any other agreement between Landlord and Tenant relating to the Premises or under any other lease between Tenant and Landlord: (1) which breach is not cured within thirty (30) days thereafter, or (2) if such breach cannot be cured with reasonable efforts within such thirty-day period and if extending the cure period will not (i) subject Landlord to the risk of a civil claim or criminal liability or the Property to any claim or encumbrance, or (ii) result in the termination or impairment of any Superior Instrument, the failure of Tenant to initiate the cure thereof within such thirty-day period and to continuously and diligently prosecute the same to completion; or

(g) the occurrence more than twice in any twelve-month period of any event which would have constituted an Event of Default but for the curing thereof within the applicable grace period provided for herein.

18.03 Remedies; Waivers.

(a) In the event of any breach of any of Tenant’s representations, warranties or covenants hereunder, Landlord may pursue any and all remedies available at law or in equity. Upon demand, Tenant shall pay Landlord as additional rent: (1) all damages, losses and expenses Landlord reasonably incurs as the result of each such breach, including (i) reasonable attorneys’ fees and expenses in enforcing Landlord’s rights and remedies hereunder, and (ii) in connection with any attempt by Landlord to re-let the Premises, attorneys’ fees and expenses, advertising costs, brokerage commissions, lease concessions, improvement allowances, architects’ and engineers’ fees and expenses; and (2) the aggregate amount of all abatements of Base Rent, tenant allowances under the Work Letter and all other concessionary payments to Tenant.

(b) Upon the occurrence of an Event of Insolvency or Event of Default, Landlord may, without incurring any liability to Tenant: (1) by notice to Tenant, terminate this Lease; or (2) with or without terminating this Lease and without notice to Tenant to quit or making a demand for rent or possession (such notices and demands being hereby waived by Tenant), enter into and take possession of the Premises pursuant to summary dispossession proceedings or any other action at law. Without limiting whatsoever any of its rights and remedies hereunder, Landlord may retain all monies (including the Security Deposit) that Tenant has paid, and shall credit the same against rents payable hereunder. Landlord shall use reasonable efforts to re-let the Premises for Tenant’s benefit, in which event Landlord shall credit against rent payable hereunder, but only to the extent thereof, the rent Landlord collects on or before the Expiration Date from such reletting.

(c) Landlord may initiate legal proceedings against Tenant at any time and from time to time to recover any and all rent due hereunder, and the bringing of any such proceedings shall not preclude Landlord from bringing, simultaneously and in the future, other proceedings against Tenant in connection with this Lease. No provision of this Lease shall be deemed to require Landlord to postpone any legal or equitable proceedings until the end of the Term. Tenant hereby waives all rights of redemption available under any present or future law, regardless of the grounds that might support any claim to such rights. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim arising in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises.

18.04 Intentionally Deleted.

18.05 Late Payments; Interest. Tenant shall promptly pay to Landlord as additional rent with respect to any amount due hereunder and not paid interest accruing at an annual rate equal to the lesser of eighteen percent (18%) and the maximum rate, if any, that Landlord may charge Tenant under applicable law (the “Interest Rate”), from the date upon which such amount is due (as specified herein with respect to installment payments and, with respect to other rent payments, as specified in Landlord’s demand to Tenant for payment as provided for herein). If Tenant shall fail to pay any installment of Base Rent, Real Estate Taxes, Operating Expenses, or annual Base Rent Adjustments when due and payable as provided for herein, a five percent (5%) late charge shall be added to each such late installment.

18.06 Landlord’s Right to Cure Defaults. Upon a breach of any of Tenant’s obligations hereunder, Landlord may, at Tenant’s expense and without limiting Tenant’s liability for such breach and without incurring any liability to Tenant, take all necessary or desirable actions (including entering the Premises) to cure such breach. Upon demand, Tenant shall pay to Landlord as additional rent (1) all direct and indirect costs (including the fees and disbursements of attorneys, architects and engineers and Landlord’s customary overhead, profit and costs of general conditions) Landlord incurs in taking such actions, together with (2) interest thereon, which interest shall accrue at the Interest Rate from the date Landlord incurs such costs.

ARTICLE XIX

Miscellaneous

19.01 Rules and Regulations. Tenant shall comply, and cause all persons under Tenant’s reasonable control to comply, with the rules and regulations set forth in Exhibit H attached hereto and such additional rules and regulations as Landlord may reasonably adopt (collectively, the “Rules and Regulations”). If any of the Rules and Regulations conflict with the provisions of this Lease, the provisions of the lease shall control. Landlord shall not be required to enforce, and shall not be liable for failing to enforce, the Rules and Regulations against any other tenant in the Building, and

Landlord’s failure to enforce the Rules and Regulations against any such tenant shall not constitute a waiver of Tenant’s obligations hereunder.

19.02 Brokerage. Tenant represents and warrants that neither it nor its employees nor agents have dealt with any broker or finder other than Cushman and Wakefield of Washington, D.C., Incorporated (“Landlord’s Broker”) and Spaulding & Slye (“Tenant’s Broker”) (collectively the “Brokers”) in connection with this Lease or the transactions contemplated hereby. Landlord shall have no obligation to compensate the Brokers, other than the compensation Landlord shall pay to Landlord’s Broker pursuant to the separate agreement between Landlord’s Broker and Landlord. By executing this Lease, Tenant’s Broker releases Landlord from all claims whatsoever in connection with the negotiation and execution of this Lease and all options Tenant may exercise hereunder. Tenant’s Broker agrees to look to Landlord’s Broker for compensation pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.

19.03 Transfers of Title. If title to the Building or any other portion of the Property is transferred or the leasehold estate in the entire Building becomes vested in another person (whether voluntarily or by operation of law), thereafter and upon notice to Tenant and the delivery of the Security Deposit, if any, to the transferee, the transferor shall be entirely released from and relieved of all existing and future covenants, obligations and liabilities hereunder so long as transferee is obligated to perform all of Landlord’s obligations hereunder. The provisions of this Section shall be self-executing and deemed to be a covenant running with the land.

19.04 Notices.

(a) Any notice, demand, consent, approval, disapproval or statement (collectively, “Notices”) required or permitted to be given hereunder or any applicable law shall be in writing and shall be deemed duly given when personally delivered or deposited in the mail (postage prepaid, registered or certified mail) or with an overnight courier service, in each case with return receipt requested addressed as follows (or pursuant to such other address as any party may specify upon ten (10) days prior Notice):

If to Landlord:

Washington Design Center L.L.C.

300 D Street, S.W.

Washington, D.C. 20024

Attention: Vice President, Property Manager

                            and

Merchandise Mart Properties, Inc.

222 Merchandise Mart Plaza

Room 470

Chicago, IL 60654

Attention: Executive Vice President, Chief Operating Officer

If to Tenant prior to the Rent Commencement Date:

Spacehab, Incorporated

1595 Springhill Road

Suite 360

Vienna, Virginia 22182

Attention: Director, Human Resources; and

If to Tenant after the Rent Commencement Date:

Spacehab, Incorporated

300 D Street, S.W.

Suite 814

Washington, D.C. 20024

Attention: Director, Human Resources.

(b) A Notice shall be deemed received: (1) if delivered, as of the date of delivery as indicated by affidavit, if personally delivered, or return receipt, if delivered by mail or overnight courier, or (2) if not delivered because of a changed address of which no Notice was given or a refusal to accept delivery, as of the date such delivery was attempted but unsuccessful as indicated by affidavit, if personal delivery was attempted, or return receipt, if delivery by mail or overnight courier was attempted.

(c) Where this Lease provides for a specified period of time for providing notice, taking action, etc., and the end of such period, as specified, would occur on a day that is a holiday, the end of such period shall be deemed to occur on the immediately following business day that is not a holiday.

19.05 Interpretation.

(a) “Person” means any individual or entity, private or governmental, having substance under any applicable law. “Including” means “including without limitation.” “Landlord” means only the owner, the mortgagee in possession or the lessor, for the time being, of the Building. “Tenant” means the party executing this Lease as tenant and each transferee pursuant to a permitted Leasehold Transfer. “Hereof,” “herein” and “hereunder” and other compounds of “here” refer to this Lease in its entirety, unless otherwise expressly specified. The “end of the Term,” the “expiration of the Term,” and “termination of this Lease” are used interchangeably to mean the termination of this Lease, whether pursuant hereto, by agreement or by operation of law. The captions appearing herein are for convenience and identification only and shall not define or limit the scope of any provision hereof. Words and pronouns shall be deemed to include any gender and number as the context may require. The Addendum and all exhibits attached hereto are incorporated herein by reference and made a part hereof.

(b) Except as expressly set forth herein, neither Landlord nor its employees nor agents has made any representations or warranties concerning the Premises, the Building, the operation thereof, the surrounding vicinity, or Tenant’s ability or prospects for carrying out any business by virtue of Tenant’s occupancy of the Premises. This Lease contains the entire agreement between the parties as of the date hereof. This Lease cannot be modified, or any term or condition hereof waived, except by a written instrument executed by the party against whom enforcement of the modification or waiver is sought.

(c) The laws of the District of Columbia shall govern the validity, enforcement and interpretation of this Lease. If any provision of this Lease or the application thereof is held invalid or unenforceable, the other provisions hereof shall not be affected thereby and shall be enforced to the extent possible.

19.06 Successors and Assigns. This Lease shall not give rise to any rights for the benefit of any persons other than the parties hereto. This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns; provided, however, that no transferee of Tenant’s interest herein or in the Premises shall be entitled to any benefit of this Lease except pursuant to a permitted Leasehold Transfer.

19.07 Cumulative Rights and Remedies. The rights and remedies provided for hereunder are cumulative, and the exercise of any one right or remedy by a party hereto shall not preclude or waive such party’s recourse to any or all other rights and remedies available at law or in equity.

19.08 Counterparts. This Lease may be executed in one or more counterparts, each of which shall be fully effective as an original, and together all such counterparts shall constitute the same instrument.

19.09 Rule Against Perpetuities. If this Lease has not been previously terminated pursuant to the terms and provisions contained herein, and if the term of this Lease and/or the Commencement Date has not occurred within five (5) years from the date hereof, then and in that event this Lease shall thereupon become null and void and have no further force and effect.

19.10 Authority/Limitation of Landlord’s Liability.

(a) Landlord has appointed Merchandise Mart Properties, Inc. (“MMPI”), as its authorized signatory to execute this Lease. Tenant acknowledges that MMPI will not be acting in a personal capacity, but rather in a representative capacity as the authorized signatory for Landlord. Tenant agrees that it shall look only to Landlord, subject to the provisions of Section 19.10(b), for the performance of Landlord’s obligations under this Lease and for the satisfaction of any right of Tenant for the collection of any claim, judgment or other judicial determinations (whether at law or in equity) or arbitration award requiring the payment of money, and neither MMPI nor any of its agents, incorporators, shareholders, beneficiaries, trustees, officers, directors, employees, partners, principals (disclosed or nondisclosed) or affiliates or any of their respective assets or property shall be subject to any claim, judgment, levy, lien, execution, attachment or other enforcement procedure (whether at law or in equity) for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease or under law, or Tenant’s use and occupancy of the Premises or any liability or obligation of Landlord to Tenant. The limitation of MMPI’s liability under this Lease, including any waiver of subrogation rights, shall apply with equal force and effect to, and as a limitation on and a waiver of any liability of MMPI.

(b) Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement or payment of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or in respect of any matter whatsoever relating to this Lease, the Premises or the Property. No other assets of Landlord (or any assets of any partners, beneficiaries, managers, members, stockholders, officers, employees or agents of Landlord) shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies. No personal liability is assumed by, nor shall at any time be asserted or enforceable against Landlord, its members, any successor owner or their respective successors or assigns or the members, partners, beneficiaries, officers, directors, employees, shareholders or partners thereof, or the agents or employees of any of them on account of this Lease or any covenant, undertaking or agreement of Landlord in this Lease contained.

19.11 Affirmative Action Program. Tenant acknowledges receipt of a copy of Section III of the Affirmative Action Program submitted with respect to the Building (the same being attached hereto as Exhibit J). Tenant is not a party to this program and this Lease is not subject to the terms thereof. Nonetheless, Landlord encourages Tenant to utilize the procedures contained in said Section III regarding the dissemination of employment information.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute this Lease under seal as of the date first written above.

LANDLORD

WASHINGTON DESIGN CENTER L.L.C.

By:	Merchandise Mart Properties, Inc., agent

By:	/s/ Illegible

TENANT

SPACEHAB, INCORPORATED

By	/s/ Illegible	[SEAL]
General Counsel

BROKER

Accepted and agreed to only for the purposes of Section 19.02 hereof

CUSHMAN & WAKEFIELD OF WASHINGTON, D.C., INCORPORATED

By:	/s/ Illegible	[SEAL]
Director

SPAULDING & SLYE

By:	/s/ Illegible	[SEAL]

EXHIBIT A-1

FLOOR PLAN OF PREMISES

[to be attached prior to execution]

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EXHIBIT A-2

LAND

Lot 53

Square 536

Washington, D. C.

Being all that parcel of land lying and being situate in the District of Columbia shown as Lot 53, Square 536, on a plat of subdivision recorded in the District of Columbia’s Surveyor’s Office in subdivision Book 183, Page 33; said plat being a re-subdivision of Lots 51 and 52 and recorded in the aforesaid office of Subdivision Book 175, Page 148;

Beginning at the intersection of the easterly right-of-way line of 4th Street, S.W. and the southerly right-of-way line of “D” Street, S. W., thence, running with and binding on the southerly line of “D” Street,

1. Due East, 347.27 feet to a point; thence leaving “D” Street and running with and binding on the western Line of Lot 54 as shown on the aforesaid plat,

2. South 00’ 00’ 54” East, 207.36 feet to a point along the northerly right-of-way line of Virginia Avenue, S.W.; thence running with and binding on the northerly line of Virginia Avenue,

3. North 70’ 24’ 30” West, 368.67 feet to a point along the easterly right of way Line of 4th Street, S.W.; thence running with and binding on the easterly line of 4th Street,

4. Due North, 83.75 feet to the place of beginning and containing 50,549.50 square feet.

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EXHIBIT C

DECLARATION AS TO DATE OF DELIVERY

AND ACCEPTANCE OF POSSESSION OF PREMISES

This Declaration and Acceptance is attached to and incorporated in the lease dated                                 , 1998 between Washington Design Center L.L.C. (“Landlord”) and SPACEHAB, Incorporated (“Tenant”) (the “Lease”).

Landlord and Tenant hereby declare:

(i)	On , 19 Tenant accepted possession of the Premises.

(ii)	The Commencement Date is established as , 19 .

(iii)	The Lease is in full force and effect.

LANDLORD		TENANT

Washington Design Center L.L.C.		SPACEHAB, Incorporated

By:	Merchandise Mart Properties, Inc., agent

By		By
President

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EXHIBIT E

CLEANING SERVICES

Cleaning will be performed after Business Hours. If Tenant requires special attention or other cleaning hours, Landlord may charge Tenant for time and materials.

1.	Generally:

NIGHTLY - Monday through Friday (holidays excluded)

•	Dust mop, using a treated mop, all vinyl, asphalt, rubber, and similar types of flooring. This includes removal of gum and other similar substances using a scraping device.

•	Vacuum all common carpeted area within the Premises.

•	Remove spots from carpeted areas, as possible.

•	Hand dust and wipe clean with a chemically treated cloth all furniture, file cabinets, cleared desk tops, counter tops, and horizontal surfaces.

•	Remove spots from all painted surfaces, entrance doors, glass walls, and wall covering (except fabric) as necessary.

•	Remove all gum and foreign matter in sight.

•	Empty all waste receptacles and remove waste paper and waste materials to a designated area.

•	Spot mop floors for spillages, etc.

•	Empty and damp wipe all ash trays.

•	Upon completion of work, all slop sinks are to be thoroughly cleaned and cleaning equipment and supplies stored neatly in locations designated by the Building manager.

•	Clean elevator cabs, including floors.

•	Sweep clean loading dock areas.

•	In Building lobby, dust and wipe clean mail chutes, mail depository door glass, metal door knobs, kick plates, and directional signs.

WEEKLY

•	Completely vacuum all carpeted areas.

•	Dust all baseboards, low level ledges, sills and moldings (under 8 feet).

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•	In high traffic resilient tile areas, damp mop if necessary.

•	Wash all glass entrance doors side panels and glass walls inside and out.

MONTHLY

•	Dust all picture frames, charts, and venetian blinds which are not reached in nightly cleaning.

•	Buff all tile floor areas.

QUARTERLY

•	Dust exterior of lighting fixtures.

•	Dust all air conditioning vents, grills, etc.

•	Vacuum upholstered furniture.

SEMI-ANNUALLY

•	Vacuum all vertical partitions and fabric.

2.	Lavatories:

NIGHTLY - Monday through Friday (holidays excluded)

•	Clean and sanitize all toilet bowls, urinals, and wash basins.

•	Clean and polish all chrome and stainless steel fittings.

•	Clean and sanitize toilet seats.

•	Clean and polish all glass and mirrors.

•	Empty trash receptacles and insert new liners where required.

•	Wash and sanitize counter tops and exteriors of all trash receptacles.

•	Spot clean all partitions and remove graffiti.

•	Spot clean walls, doors, and trim.

•	Damp mop and sanitize tile floors.

•	Refill all dispensers to normal limits.

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QUARTERLY

•	Machine scrub tile floors.

•	Wash partitions.

•	Dust or vacuum all vents and grills.

•	Wash ceramic tile walls.

•	Clean high level ledges and sill.

ANNUALLY

•	Strip, seal and refinish floor.

3.	Lobbies, Corridors, Stairwells and Elevators:

NIGHTLY - Monday through Friday (holidays excluded)

•	Vacuum all carpeted areas, including edges.

•	Remove spots from carpet, as possible.

•	Spot clean all doors, trim, and walls.

•	Clean and sanitize drinking fountains.

•	Spot clean and vacuum/mop all elevators.

•	Damp mop all hard surface floors.

•	Clean building directly.

•	Dust low level ledges, sills and moldings.

•	Empty trash receptacles and remove waste.

•	Empty ash trays.

WEEKLY

•	Clean elevator walls.

•	Spray and buff all ledges, sills and moldings (under 8 feet).

•	Mop/sweep interior stairways.

•	Dust stairway railings.

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MONTHLY

•	Completely clean glass doors, partitions and trim.

•	Sweep and damp mop stairways.

QUARTERLY

•	Clean carpeted areas.

•	Dust/vacuum vents and grills.

4.	Miscellaneous:

•	Cleaning kitchens and computer rooms is Tenant’s responsibility.

•	Sidewalks, roadways which service the Building and parking entrances will be kept clear of ice and snow.

•	Sidewalks, entrances, and loading docks will be kept clear of debris.

•	Lobby floor mats will be placed in the Building lobby during inclement weather.

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EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

The undersigned,                                          (“Tenant”), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to Washington Design Center L.L.C. (“Landlord”), [the holder of any mortgage covering the property (the “Mortgagee”) and the vendee under any contract of sale with respect to the property or any of the partnership interests in Landlord (the “Purchaser”)] as follows:

1. Tenant executed and exchanged with Landlord the lease dated as of                     , 1998, covering the premises identified on Exhibit A-1 and Exhibit A-3 attached hereto (the “Premises”) in the building located in the District of Columbia on land identified in the legal description attached hereto as Exhibit A-2, known by street address as 300 D Street, S.W., Washington, D.C., (the “Building”), for a term commencing [or which commenced] on                     , 19     and ending on                     , 19     (the “Lease”).

2. The Lease is in full force and effect and, except as set forth on Exhibit B hereto, has not been modified, changed, altered or amended in any respect.

3. Tenant has accepted and is now in possession of the Premises and is paying the full rental under the Lease.

4. The annual Base Rent currently payable under the Lease is $                    . The annual Operating Expense and Tax Adjustment currently payable under the Lease is $                    . The annual CPI Adjustment currently payable under the Lease is $                        . All rents (including all additional rent) required to be paid under the Lease have been paid for the period up to and including ,                     , 19    . Tenant has received no notice of any sale, transfer, pledge or assignment of the Lease or the rent thereunder by Landlord, and Tenant understands that the Lease has been assigned to Lender as security for a loan and that rent may not be prepaid nor modifications made to the Lease without, in certain circumstances, Lender’s prior consent.

5. Tenant commenced paying Base Rent on                      and has paid Base Rent through                     . No rent under the Lease has been paid for more than thirty (30) days in advance of the date such rent is due.

6. Except as set forth on Exhibit B hereto, all work required under the Lease to be performed by Landlord (if any) has been completed to the full satisfaction of Tenant.

7. Except as set forth on Exhibit B hereto, there are no defaults existing under the Lease on the part of either Landlord or Tenant, nor any event which, but for the passage of time or the delivery of notice or both, would constitute a default under the Lease by Landlord or Tenant. Except as set forth on Exhibit B hereto, no amounts have been advanced to or on behalf of Landlord which have not been reimbursed.

8. There is no existing basis for Tenant to cancel or terminate the Lease, nor has Tenant or Landlord commenced any action or given or received any notice for the purpose of terminating the Lease.

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9. Tenant has one five year option to renew under the Lease.

10. The security deposit held by Landlord under the Lease is none.

11. Except as set forth on Exhibit B hereto, as of the date hereof, there exists no valid defense, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

12. Tenant affirms that any dispute with Landlord giving rise to a claim against Landlord is a claim under this Lease only, and is subordinate to the rights of the [holder of the mortgage of the fee or leasehold of the Building] [Purchaser pursuant to any contract of sale] and shall be subject to all the terms, conditions and provisions thereof. Any such claims are not offsets to or defense against enforcement of this Lease.

13. Tenant affirms that any claims pertaining to matters in existence at the time Tenant took possession of the Premises and which were then known to, or which were then readily ascertainable by, Tenant shall be enforced solely by money judgment and/or specific performance against the Landlord named in the Lease, and may not be enforced as an offset to or defense against enforcement of this Lease.

14. There are no actions, whether voluntary or otherwise, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

15. There has been no material adverse change in Tenant’s financial condition between the date hereof and the date of the execution and delivery of the Lease.

16. Tenant acknowledges that Landlord has informed Tenant that [an assignment of Landlord’s interest in the Lease has been or will be made to the Mortgagee] [Landlord has entered into a contract to sell the Building or partnership interests in Landlord to Purchaser] and that rent may not be prepaid and that no modification, revision, or cancellation of the Lease or amendment thereto shall be effective unless a written consent thereto of the [Mortgagee] [Purchaser] is first obtained, and that until further notice payments under the Lease may continue as heretofore.

17. This certification is made to induce [Purchaser to consummate a purchase of the Property or partnership interests in Landlord] [Mortgagee to make and maintain a mortgage loan secured by the Property], knowing that the [Purchaser] [Mortgagee] are relying upon the truth of this certification in making and/or maintaining such [purchase] [mortgage].

18. Tenant’s current address for the purpose of giving any notice under this Lease is:

__________________________

__________________________

__________________________

19. Except as modified herein, all other provisions of this Lease are hereby ratified and confirmed.

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IN WITNESS WHEREOF, the undersigned has caused its duly authorized representative to execute this instrument as of                     , 19        .

SPACEHAB, Incorporated

By

Its

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EXHIBIT H

RULES AND REGULATIONS

1. Tenant shall not obstruct the sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant (collectively, the “Common Areas”) or use them for any purpose other than ingress and egress to and from the Premises. Landlord shall control and operate the Common Areas and the facilities furnished for the common use of Tenant in such manner as Landlord in its sole discretion deems best for the benefit of the tenants generally. Tenant shall not permit persons to visit the Premises in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the Common Areas.

2. Tenant shall attach no awnings or other projections to the outside walls of the Building. Tenant shall not attach, hang or use any drapes, blinds, shades or screens in connection with any window or door of the Premises.

3. Tenant shall exhibit, inscribe, paint or affix no sign, advertisement, notice or other lettering or materials on any part of the outside or, if visible outside the Premises, inside of the Premises, the Building or elevators except as specifically provided for under the Lease. If Tenant violates the foregoing, Landlord may remove same without any liability and at Tenant’s expense. Landlord shall inscribe, paint or affix all signs on the suite entry doors and directory table for Tenant at Tenant’s expense, in a size, color and style acceptable to Landlord.

4. Tenant shall not put in front of or affix any show cases or other articles to any part of the exterior of the Building or place in such items in the Common Areas.

5. Tenant shall not use the water and wash closets and other plumbing fixtures for any purposes other than those for which they were constructed, and Tenant shall not throw or place therein any sweepings, rubbish, rags or other substances. Tenant shall be responsible for all damages to water and wash closets and other plumbing fixtures caused by Tenant’s employees, agents, visitors or licensees.

6. Tenant shall not mark, paint, drill into or otherwise deface or damage any part of the shell or core of the Building. Tenant shall not construct, maintain, use or operate in or around the Building any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system if the sound can be heard outside of the Premises.

7. Tenant shall not disturb or interfere with, nor permit its employees or agents, its contractors working in the Premises, or its licensees operating in the Premises to disturb or interfere with the occupants of the Building or neighboring buildings or their visitors or licensees, whether by making noises (including the use of musical instruments, radio or tape recorder or whistling or singing) or any other way. Tenant shall be responsible for all damages resulting from Tenant’s employees or agents, its contractors working in the Premises, or its licensees operating in the Premises, throwing anything out of the doors or windows, off the balconies or down the corridors or stairs.

8. Tenant shall permit no bicycles, vehicles or animals, birds or pets of any kind to be brought into or kept in or about the Premises. Tenant shall permit no cooking on the Premises, except in connection with facilities permitted in accordance with Article VIII of the Lease. Tenant shall permit no unusual or objectionable odors to originate from the Premises. Tenant shall maintain sanitary conditions in any area approved by Landlord for food and beverage preparation and consumption.

9. Tenant shall use no space in or about the Building for the manufacture of merchandise, goods or property of any kind or, unless Tenant is a retail tenant, for the storage, sale or auction of the same.

10. Tenant shall permit no inflammable, combustible, explosive, hazardous or toxic fluid, chemical or substance to be brought into or stored within the Premises, except in accordance with the Lease.

11. Tenant shall place no additional locks or bolts of any kind upon any of the doors or windows, nor change any existing locks or locking mechanisms. Tenant shall keep all doors between the Premises and the Common Areas closed during Business Hours, except for ingress and egress. Upon the end of the Term, Tenant shall return to Landlord all keys for the Building, the Premises and every part thereof furnished by Landlord or otherwise procured by Tenant, and disclose to Landlord the combination of each combination lock in the Premises. If Tenant loses any keys or combinations to such locks, Tenant shall reimburse Landlord for the cost of replacing such locks.

12. All deliveries and removals and the carrying in or out of the Building or the Premises of any safes, freight, furniture or bulky matter or material of any description shall take place in such manner and during such hours as Landlord may reasonably require. Landlord may inspect all freight, furniture or bulky matter or materials to be brought into the Building and exclude any of which violates the Lease. Without limiting the generality of the foregoing, the Building’s loading docks may not be used by Tenant or on Tenant’s behalf, except by prior appointment made with the Building manager. In each instance, the Building’s loading docks shall be available to Tenant only for the period specified in the appointment approved by the Building manager, and Tenant shall insure that its employees are continuously present during such use of the loading docks. Landlord shall not supervise loading and unloading at the Building’s loading docks, and Tenant shall be solely responsible for deliveries to and removals from the Building’s loading docks made for Tenant’s benefit.

13. Any person that Tenant employs to do janitorial work within the Premises shall obtain Landlord’s written consent (not to be unreasonably withheld or delayed) before commencing such work. When in the Building outside the Premises, such person shall comply with all instructions issued by the Building manager. Tenant shall not hire or pay within the Premises any employees, except Tenant’s employees actually working within the Premises.

14. Tenant shall purchase no spring water, ice, coffee, soft drinks, towels or similar merchandise or service from any person whose repeated violations of Building regulations have caused in Landlord’s reasonable opinion a hazard or nuisance to the Building or its occupants.

15. Landlord may prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord Tenant shall refrain from or discontinue such advertising.

16. Landlord may exclude from the Building any person who is not known or properly identified to the Building manager or its agents. Landlord may require all persons to register, who are admitted to or leave the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, or at any time on Saturdays, Sundays or holidays. Tenant shall be responsible for all persons

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for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts of such persons (including any breach of these Rules and Regulations).

17. Intentionally Omitted.

18. The Building manager will attend to any of Tenant’s requests only upon application at the office of the Building manager. Tenant shall not request Building employees to take any action, and Building employees shall not be obligated to do anything outside of their regular duties, unless under special instructions from the Building manager.

19. Neither Tenant nor its employees or agents, contractors working in the Premises, or licensees operating in the Premises, shall canvass, solicit or peddle in the Building, and Tenant shall cooperate with Landlord to preclude such activities.

20. Tenant shall install no water cooler, plumbing or electrical fixtures, except in accordance with Article VIII of the Lease.

21. Tenant shall not use, or permit anyone present in the Building on Tenant’s behalf to use, any hand trucks in the Building, unless equipped with rubber tires and side guards.

22. Tenant shall place no mats, trash or other objects in the Common Areas.

23. Landlord shall not be obligated to maintain or repair non-standard suite finishes or fixtures, such as kitchens, bathrooms, wallpaper, special lights, etc. If Tenant requests Landlord’s assistance in effecting such maintenance or repair, Landlord shall use reasonable efforts to arrange for the work to be done at Tenant’s expense.

24. Tenant shall not permit the Premises to be used for lodging, sleeping or any immoral or illegal purpose.

25. None of Landlord’s employees shall receive any packages or other articles delivered to the Building for Tenant’s benefit, unless expressly authorized by Landlord to do so. If any of Landlord’s employees receives any such item without such authority, in so doing such employee shall be deemed to be Tenant’s agent, not Landlord’s.

26. Except as expressly permitted pursuant to the Lease, Tenant shall not install any antenna on the roof or exterior of the Building, and Tenant shall not permit the installation of any antenna in the windows or upon the exterior of the Premises.

27. Tenant shall not permit any tie-ins to the electrical or water supply on the Premises, except in accordance with Article VIII of the Lease.

28. Tenant shall not remove, alter or replace the ceiling, light diffusers or air conditioning terminals in any portion of the Premises, except in accordance with Article VIII of the Lease.

29. Tenant shall not place or install vending machines in any part of the Building other than the Premises. Landlord may place or install vending machines in any of the Common Areas of the Building.

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30. If any business machines or mechanical equipment installed or operated within the Premises causes vibration or noise which is discernible outside the Premises or which may damage the Building, or causes other annoyance to other tenants of the Building, Landlord may require Tenant to install such vibration and/or noise suppresses as are required to ensure that such vibration or noise does not damage the Building and cannot be discerned outside the Premises, and to take such other action as may be required to cure such other annoyance.

31. Landlord hereby designates the following days as holidays (on the dates observed by the federal government) on which services will not be provided and Business Hours will not be in effect:

New Year’s Day

President’s Day

Martin Luther King’s Birthday

Memorial Day

Independence Day

Labor Day

Columbus Day

Veterans Day

Thanksgiving Day

Christmas Day

32. Tenant shall not affix any floor covering to any floor of the Premises or Building with adhesive or glue of any kind, except in accordance with Article VIII of the Lease.

33. Landlord may rescind, amend, alter or waive any of the foregoing rules and regulations at any time when Landlord in its reasonable judgment deems it necessary, desirable or proper for the best interest of the Building or tenants; provided that in taking such actions Landlord shall not discriminate against Tenant. No rescission, amendment, alteration or waiver of any rule or regulation in favor of another tenant shall operate in favor of Tenant. Landlord shall not be responsible to Tenant for the non-observance or violation by another tenant of any of these rules and regulations at any time.

34. In the event of any conflict between these rules and regulations and the Lease, the Lease shall control.

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EXHIBIT I

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“License Agreement”) is made as of the          day of                     , 1998, by and between WASHINGTON DESIGN CENTER L.L.C. (“Licensor”) and SPACEHAB, INCORPORATED (“Licensee”).

WITNESSETH:

WHEREAS, Licensor is the owner of that certain mixed use building located at 300 D Street, S.W., Washington, D.C. (the “Building”);

WHEREAS, Licensee has requested that Licensor permit Licensee to utilize a portion of the roof of the Building as shown on the attached Exhibit A (the “License Area”);

WHEREAS, Licensor is willing to grant Licensee a license to utilize the License Area upon the terms, conditions, covenants and agreements hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee do hereby covenant and agree as follows:

1. License. Subject to the terms hereof, Licensor hereby grants to Licensee a revocable license (the “License”) to enter onto and utilize the License Area, solely for the use permitted pursuant to Section 5 hereof. Licensee’s rights pursuant to this License Agreement shall be non-exclusive and in common with any similar rights that Licensor may grant to other tenants of the Building.

2. Term.

(a) The License granted hereby shall commence upon                     , 199     (the “Commencement Date”), and shall, subject to the terms hereof, continue in full force and effect until                     ,             , and thereafter on a month-to-month basis unless sooner terminated by Licensor (the “License Term”).

(b) Notwithstanding anything herein contained to the contrary, Licensor may revoke this License at any time upon the occurrence of any default or breach of the terms of any other agreement between Licensor and Licensee.

(c) Upon the expiration or sooner termination of this License, Licensee shall have no right, title or interest with respect to the License Area. There shall be no renewal of this License by operation of law or otherwise.

3. License Fee.

(a) Subject to the terms hereof, Licensee shall pay to Licensor a monthly license fee (the “Monthly License Fee”) in the amount of Five Hundred Dollars ($500.00) per month. The Monthly License Fee shall be paid monthly in advance on the first (1st) day of each month throughout the License Term, without deduction, demand, notice or offset, and in lawful money

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of the United States.

(b) Effective on the third (3rd) anniversary of the Commencement Date and on the first (1st) day of each third (3rd) year thereafter (each an “Adjustment Date”), the Monthly License Fee shall be adjusted to equal to the then-current fair market rental for the License Area, as determined by mutual agreement between Licensor and Licensee or by appraisal by one or more commercial real estate brokers in the manner provided below. If Licensor and Licensee fail to mutually agree on the then-current fair market rental for the License Area at least thirty (30) days prior to any Adjustment Date, this License shall cease and terminate on the day preceding such Adjustment Date. In no event shall the Monthly License Fee payable for any month be less than the Monthly License Fee payable for the immediately preceding month.

(c) In the event the payment of any Monthly License Fees, additional fees or other payments set forth herein are not paid within ten (10) calendar days after such payment is due, Licensee shall pay to Licensor, as an additional fee, a late payment fee equal to five (5%) percent of such delinquent payment to compensate Licensor for the administrative expenses associated with collection of late payments. In addition, Licensee shall pay to Licensor interest on such delinquent payment from the due date thereof until paid, at the lesser of (i) eighteen percent (18%) or (ii) the maximum lawfully permissible interest rate.

(d) In addition to the Monthly License Fee payable by Licensee hereunder, Licensee has, upon the execution and delivery of this License Agreement, paid to Licensor a one time non-refundable administration fee in the amount of                                          Dollars and a one time non-refundable engineering fee in the amount of                                          ($                    ) Dollars, the receipt and sufficiency of which Licensor hereby acknowledges.

(e) All sums payable hereunder by Licensee, including, but not limited to, the Monthly License Fee, any administration fee and any engineering fee payable pursuant to the terms hereof, shall be payable to Licensor at c/o Merchandise Mart Properties, Inc., 222 Merchandise Mart Plaza, Room 470, Chicago, Illinois 60654, or to such other party or at such other address as Licensor may designate from time to time by written notice to Licensee.

4. Utilities; Taxes.

(a) Licensee acknowledges that the Monthly License Fee is exclusive of charges for utilities consumed by the Equipment (as herein defined). Licensee agrees to cause all utilities consumed by the Equipment to be separately metered, and to reimburse Licensor upon demand for all costs, expenses and fees incurred by or on behalf of Licensor for the same.

(b) Without limiting the foregoing, Lessee shall reimburse Lessor upon demand for all electrical consumption and demand charges attributable to electricity provided through the submeter installed to monitor the electrical consumption of the Equipment. Without limiting the foregoing, Lessee shall reimburse Lessor for all such electrical usage, including demand and consumption charges attributable to such usage (Lessee hereby acknowledging and agreeing that Lessee shall bear demand charges attributable to electricity consumption during summer peak months, even though a portion of such demand charges may be imposed during the nine (9) months after such summer peak months) based on a sub-metered calculation of such usage.

(c) Licensee hereby acknowledges that the existence of the Equipment and Licensee’s other improvements may result in an increase in the assessed valuation of the Building. Upon

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receipt of documentation showing that the Equipment or Licensee’s other improvements caused such increase, Licensee shall reimburse Licensor for any increase in the real estate taxes payable by Licensor as consequence of the increase in assessed valuation. In the event any sales, use or other tax shall be payable by Licensor in connection with this Agreement, Licensee shall reimburse Licensor on demand for such payments.

5. Permitted Use: Subject to (i) Licensee’s receipt of all applicable governmental approvals and permits (the same to be obtained by the Licensee and a copy thereof provided to Licensor, all at the Licensee’s sole expense), (ii) Licensor’s structural and roofing requirements (consistent with the structural limitations of the Building as determined by the Licensor’s structural engineer at the Licensee’s expense), and (iii) the other provisions of this License Agreement, Licensor agrees to permit Licensee to install and operate in the License Area one (1) meter satellite dish antenna and related equipment specified on the attached Exhibit B (collectively referred to as the “Equipment”). Use of the Equipment shall be solely for the convenience of Licensee in the normal conduct of Licensee’s business. In no event shall the Equipment be used for a commercial purpose separate from Licensee’s normal business as an independent means of producing income separate from the Licensee’s normal business.

6. Equipment Requirements:

(a) The nature, type, weight and location of the Equipment and plans and specifications for the installation thereof shall be subject to the Licensor’s prior written approval. Without limiting the foregoing, the aggregate weight of the Equipment shall not exceed                                          (            ) pounds, inclusive of all mounting structures. Licensor shall have no obligation to install or maintain any barriers between the Equipment and the equipment of any other tenant.

(b) All installations, modifications or changes of or to the Equipment shall conform to Licensor’s technical requirements, including but not limited to, design and installation specifications, interference control device and weight and windload requirements. Complete technical characteristics for all contemplated Equipment (including, but not limited to, response curves) shall be furnished to Licensor and approved for use prior to Licensee’s installation of the Equipment.

(c) The Equipment shall be clearly marked to show Licensee’s name, address, telephone number, the name of the person to contact in case of emergency, FCC call sign, frequency and location. All transmission lines and other cables and lines installed as part of the Equipment shall be identified at the points of origination and connection.

(d) In the event Licensee requires an electric power supply (or usage difference from that currently at the License Area, Licensee shall, at Licensee’s sole cost and expense, obtain and install such power supply subject to Licensor’s approval. Licensee shall be solely responsible for supplying electricity and other utility service to the License Area, subject to Licensor’s restrictions pertaining thereto.

(e) In the event a zoning variance is required in connection with the installation or modification of the Equipment, Licensor shall have the right, at its discretion, to either (i) cancel this Agreement, or (ii) allow Licensee to obtain such variance at Licensee’s sole cost and expense, but in such event the terms of such variance shall be subject to Licensor’s approval in Licensor’s sole discretion.

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7. Installation of Equipment:

(a) The Equipment shall be installed, in compliance with all applicable codes, law and regulations and at Licensee’s sole expense, by a properly licensed and insured contractor approved by Licensor. Prior to installation of the Equipment, Licensee shall provide Licensor with evidence that all necessary licenses, permits and approvals have been obtained.

(b) The installation and location of any Equipment which is not located exclusively within the License Area shall be subject to the approval of the Licensor at the Licensor’s sole discretion.

(c) Prior to commencing installation of the Equipment, Licensee’s contractors and subcontractors shall submit to Licensor a Certificate of Insurance showing that all insurance requirements set forth on the attached Exhibit D have been met. If any policy expires during the term of the contract, Licensee shall ensure that such policy is automatically renewed (or a replacement policy is issued) and a new Certificate of Insurance sent to Licensor not less than ten (10) days in advance of expiration of the then-current policy term.

(d) No penetration of the roof surface of the Building will be allowed except upon the prior written consent of the Licensor and the written agreement of the entity (or, if more than one (1), all entities) providing a warranty on the roof of the Building, that such penetration will not invalidate, in whole or part, the warranty(ies) provided by such entity(ies). The Equipment shall be shielded from public view in a manner acceptable to the Licensor. In no event shall Licensee permit the Equipment to be visible from surrounding locations on the ground.

(e) After initial installation of the Equipment, Licensor may require Licensee to relocate the Equipment, on reasonable Notice to Licensee; provided, however, that no relocation shall be required to a location which will not permit the Equipment to function properly or which would not allow for necessary transmission paths.

(f) Licensee agrees that, in the event that Licensee installs a structure for the mounting of the Equipment and such structure will permit, without interference with the Equipment, the mounting of other Building tenant’s equipment, Licensee will permit, without charge (other than a pro-rata contribution to the cost of maintaining and repairing such structure), die mounting of other Building tenant’s equipment on such structure(s).

8. No Interference:

(a) Licensee agrees not to install or modify any of the Equipment in any manner which will or may interfere, electronically or otherwise, with the operation of the Building or any equipment installed on the roof from time to time by Licensor or any other tenant or licensee, or adversely impact the financability or marketability of the Building. Licensee shall take all steps necessary to ensure that the installation and operation of the Equipment does not adversely affect the operation of the Building or its basic systems or the systems used by any tenants of the Building, including, but not limited to, the measures specified on the attached Exhibit C.

(b) If the operation of any portion of the Equipment causes any adverse effect, Licensee, at its sole expense, shall immediately cease its operation of the Equipment and take all steps necessary to eliminate such adverse effect(s). If such adverse effect(s) cannot be eliminated

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by Licensee, Licensee shall, upon Licensor’s request and at Licensee’s sole expense, remove the Equipment in accordance with the terms hereof.

(c) Licensee shall and hereby agrees to defend, indemnify and hold Licensor, Licensor’s Agent and all other licensees and tenants having facilities located at the Building harmless, from and against any and all costs of any damage to their respective facilities or equipment located as a result of the installation, operation or maintenance of Licensee’s Equipment.

9. Condition and Suitability of the Property:

(a) Licensor makes no representations or warranties regarding the suitability or condition of the roof for installation or operation of the Equipment, and Licensor shall have no liability to Licensee on account thereof. The installation and operation of the Equipment on the roof by Licensee shall be at the Licensee’s sole risk. Without limiting the foregoing, Licensee waives any and all claims against Licensor for any interference caused to Licensee’s Equipment by any present or future equipment or facilities of Licensor or any of its tenants or licensees.

(b) Licensee hereby assumes the risk of the inability to operate as a result of any structural or power failures at the License Area or failure of Licensee’s Equipment for any reason whatsoever and agrees to defend, indemnify and hold Licensor harmless from and against any and all damages and costs of defending any claim or suit for damages of any kind (including, but not limited to, any claim for damages due to business interruption, and attorney’s fees) asserted against Licensor by reason of such failure.

10. Repairs and Maintenance: Licensee shall repair and maintain the Equipment throughout the Term in compliance with all applicable codes, laws and regulations. Licensee and/or its contractor shall bear all expenses in connection with the installation, operation, maintenance and repair of the Equipment and the removal thereof. All maintenance work shall be performed by Licensee’s employees or by certified contractors, previously approved in writing by Licensor, such approval in writing by Licensor. In the event Licensor makes the determination that any structural modification or substantial repair is needed to any portion of the License Area to permit the installation or continuing operation of the Equipment, Licensor shall have the right to terminate this Agreement on thirty (30) days’ prior notice to Licensee.

11. Compliance with Laws.

(a) Licensee shall, at the Licensee’s expense, comply with all present and future governmental laws, regulations or requirements and obtain and maintain in full force and effect throughout the Term all permits and other governmental approvals as may be required in connection with the Equipment. In addition, Licensee agrees that Licensee shall, at Licensee’s sole expense, comply with all other laws, statutes, ordinances, and governmental rules, regulations and requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, relating to or affecting the Licensee’s Equipment, access to the roof, and/or the activities of Licensee or Licensee’s agents, employees, officers, contractors, licensees, invitees and/or others for whose actions Licensee is responsible at law in, on or upon the roof.

(b) Licensee acknowledges that, depending on the location, nature and size of the Equipment, review by the Office of Planning and approval of the Zoning Administrator or review

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and approval by the Board of Zoning Adjustment may be required. In the event any review by or proceeding before local planning or zoning authorities is required in order to obtain approval for installation of the Equipment, the Licensor agrees to cooperate in connection therewith, provided that the same is at no cost, expense or risk to the Licensor. Upon installation of the Equipment, the Licensee shall provide the Licensor with such evidence as the Licensor may reasonably require of compliance with laws, including (if appropriate), but not limited to, regulations of the Federal Communications Commission and Federal Aviation Administration.

12. Access to the License Area: Upon reasonable prior notice, Licensor agrees to permit Licensee and its contractors reasonable access during normal working hours (unless otherwise consented to by the Licensor) to the License Area to facilitate the installation, operation and maintenance of the Equipment and the removal thereof. If required after normal operating hours, or if such access becomes excessive, the Licensee shall reimburse the Licensor for its reasonable costs associated with such after-hours or excessive access. Access to and activities in, on or upon the roof by Licensee and/or Licensee’s agents, employees, officers, contractors, licensees, invitees and/or others for whose actions Licensee is responsible, shall be subject to such rules and regulations as Licensor may promulgate in connection with such access and/or activities.

13. Indemnity: To the fullest extent permitted by applicable law, Licensee hereby agrees to indemnify and hold Licensor and Licensor’s agents, contractors and employees (collectively, the “Indemnitees”) harmless from and against any and all costs, damages, claims, expenses, fees, suits, awards and liabilities incurred or suffered by or claimed against any Indemnitee (including, but not limited to, court costs and reasonable attorneys fees), directly or indirectly, based on, arising out of or resulting from (i) Licensee’s use of the License Area, (ii) any act or omission by Licensee or its employees, agents or invitees within the License Area, or (iii) any breach or default by Licensee in the performance or observance of its covenants or obligations under this License Agreement. Without limiting the foregoing, Licensee shall be responsible for, and shall defend, indemnify and hold Licensor harmless from and against, any damage caused to the roof structure by the installation, operation, maintenance, repair and/or removal of the Equipment, and any injury or death, or loss or damage to any of the Equipment or involving any equipment of any other licensee or tenant.

14. Insurance: In furtherance of Licensee’s indemnity of Licensor as contained in the preceding Section 13, Licensee hereby agrees to maintain in full force and effect throughout the Term comprehensive general liability insurance, including contractual liability coverage and tenant’s legal liability coverage, with combined single limits of not less than One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate per location, and broad-form property damage insurance, utilizing insurers reasonably acceptable to Licensor, with respect to personal injury, death or property damage arising out of or in connection with Licensee’s Equipment, Licensee’s right of access to the roof pursuant to this License Agreement, and any activities conducted in, on or upon the roof by the Licensee or the Licensee’s agents, employees, officers, directors, contractors, licensees, invitees and/or others for whose actions Licensee is responsible. In addition, Licensee shall require all contractors and subcontractors engaged for installation or maintenance of the Equipment to provide to Licensor a certificate of insurance evidencing the insurance coverages set forth on the attached Exhibit D.

15. Damage or Destruction. In the event the License Area or any part thereof is damaged or destroyed by the elements or any other cause, Licensor may elect to restore or not to restore the License Area to the condition existing immediately prior to such casualty. If Licensor

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elects to restore the License Area, Licensee’s obligation to pay the Monthly License Fee and any additional fees required herein shall abate as of the date of such casualty until the License Area is reasonably susceptible of use by Licensee for the operation of the Equipment. If Licensor elects not to restore the License Area, Licensor shall notify Licensee of such decision within thirty (30) days of such casualty, in which event this Agreement shall cease and terminate with the Monthly License Fee prorated to the date of casualty.

16. Termination of License: In the event (i) Licensee fails to comply with, fulfill or observe any of the covenants, conditions, or obligations made by or imposed on the Licensee pursuant to the terms of this License or, with respect to the Equipment or the License Area (each of the foregoing being herein referred to as an “Antenna Breach”), or (ii) removal of the Equipment shall be required by any governmental authority, this License may, without demand or Notice, be terminated by the Licensor without payment of penalty or compensation to Licensee, and Licensee shall promptly (immediately, if so required by a governmental authority) remove the Equipment from the Building at the Licensee’s expense. In all events, Licensee shall at its sole cost and expense remove the Equipment and all screening therefor upon the expiration or sooner termination of the License and restore the area affected by the installation, operation and/or removal of the Equipment and/or such screening to its original condition. Such removal shall be performed by a certified contractor, pursuant to a Licensor-approved removal plan and without causing any interference or damage to the structures, equipment, or operations of Licensor or any of its licensees or tenants at the Building. Should any interference, damage or destruction occur, it shall be immediately remedied by Licensee at Licensee’s sole cost and expense (failing which, Licensor may perform the necessary work at Licensee’s cost and expense and such amount shall be paid by Licensee as an additional fee hereunder within ten (10) days of Licensee’s receipt of an invoice therefor).

17. Damages: In the event Licensee fails to fully vacate the License Area when required by Licensor to do so, or fails otherwise to comply with the terms of this License Agreement, Licensor shall have the right, inter alia, to institute suit for wrongful detainer of the License Area against Licensee, IN WHICH EVENT LICENSEE VOLUNTARILY AND FREELY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE ARISING FROM OR IN ANY WAY RELATING TO THIS LICENSE AGREEMENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND LICENSEE FURTHER VOLUNTARILY AND FREELY WAIVES THE RIGHT TO RECEIVE ANY NOTICE, INCLUDING ANY NOTICE OF TERMINATION OF THIS LICENSE, AND LICENSEE FURTHER VOLUNTARILY AND FREELY AUTHORIZES AND EMPOWERS THE CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE DISTRICT OF COLUMBIA TO APPEAR BEFORE IT AND TO POST JUDGMENT ACKNOWLEDGING TERMINATION OF THIS LICENSE ON THE FIRST COURT RETURN DATE OR ON THE DATE A RESPONSIVE PLEADING IS DUE, AND TO IMMEDIATELY THEREAFTER DISCONTINUE USE OF THE LICENSE AREA, AND LICENSEE DOES HEREBY FURTHER CONSENT TO THE IMMEDIATE EXECUTION OF ANY SUCH JUDGMENT.

18. No Lease: The parties hereto acknowledge and agree that this License Agreement is an arms-length transaction between disinterested parties, creates only a License terminable as set forth herein and not a lease or other estate in the License Area, and shall not be deemed or construed in any way to create a relationship of landlord/tenant between the parties hereto. Licensee expressly acknowledges that Licensee is not a tenant of the License Area. Licensee further acknowledges that this License Agreement shall in no way amend or modify any existing agreement between Licensor and Licensee.

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19. Binding Effect; Assignment:

(a) This License Agreement and the terms and conditions contained herein are binding on and may be legally enforced by the parties hereto and their successors and assigns; provided, however, this Section 19(a) shall not be deemed to permit any transfer or assignment of this License Agreement not otherwise permitted hereunder.

(b) The Licensee shall not assign or otherwise transfer this License Agreement, or any of Licensee’s rights hereunder, nor permit the use or occupancy of the License Area by any person or entity other than Licensee.

(c) Licensor reserves the right to assign, transfer, mortgage or otherwise encumber the License Area and/or Licensor’s interest in this Agreement. Licensee acknowledges that this License Agreement is and shall be subject and subordinate to any mortgage, deed or trust or other covenant, condition, encumbrance or restriction of record. Licensee shall execute and deliver to Licensor upon demand such further instruments subordinating this Agreement, as may be required by Licensor.

(d) Limitation of Licensor’s Liability: It is expressly agreed by the parties hereto that Licensee’s sole recourse for satisfaction of any judgment against Licensor shall be against Licensor’s equity in the Building.

20. Miscellaneous:

(a) Severability. Each covenant, agreement, term or condition of this License Agreement shall be valid and enforceable to the fullest extent permitted by law. If any part of this License Agreement or the application thereof in any circumstance or to any person or entity shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this License Agreement or the application of such part to circumstances or to a person or entity other than those to which it has been held invalid shall be and remain in full force and effect.

(b) Governing Law. This License Agreement shall be governed by and construed in accordance with the laws of the District of Columbia, without regard to the conflict of laws principles thereof.

(c) Licensor’s Approval. In all matters where Licensor’s approval is required and where Licensor makes a determination that interference or other disruption with the business of Licensor or other existing licensees is likely to result from Licensee’s contemplated action, Licensor shall have the right to withhold such approval.

(d) Application of Laws. This Agreement is subject to all local, State and Federal laws and regulations, now or hereafter in force.

(e) Modification. This Agreement may not be modified, extended or terminated except by an instrument duly signed by Licensor and Licensee.

(f) Waiver. Waiver of a breach of any provision hereof shall not constitute a waiver of any subsequent breach of such provision, or of a breach of any other provision of this Agreement.

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(g) Brokers. Licensor and Licensee represent and warrant to each other that no broker was involved in connection with this transaction and each party agrees to indemnify and hold the other harmless from and against the claims of any broker made in connection with this transaction.

(h) Entire Agreement. The parties agree that this instrument contains the entire agreement between them as of this date, that there are no representations, promises or undertakings not expressed herein, and that there are no collateral agreements, stipulations, promises or undertakings whatsoever by the respective parties in any way affecting the subject matter of this Agreement which are not expressly contained in this instrument.

(i) Authority. Each party hereby represents and warrants to the other that the execution and performance of this Agreement by the undersigned individuals on their respective behalf has been authorized by all necessary partnership, corporate or limited liability company actions, and that neither entering into this Agreement nor the performance hereof will violate any other agreement to which it is a party or by which it is bound.

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IN WITNESS WHEREOF, the said parties have hereunto set their hands and affixed their seals, all done as of the day and year first hereinbefore written.

WITNESS:		LICENSOR:

WASHINGTON DESIGN CENTER L.L.C., a limited liability company

ATTEST:		LICENSEE:

SPACEHAB, INCORPORATED, a corporation

Name:		By:
Title:	[Asst.] Secretary	Its:	[Vice] President

[Corporate Seal]

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EXHIBIT A

LOCATION OF LICENSE AREA

[TO BE ATTACHED PRIOR TO EXECUTION]

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EXHIBIT B

PERMITTED EQUIPMENT

[TO BE ATTACHED PRIOR TO EXECUTION]

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EXHIBIT C

MINIMUM EQUIPMENT REQUIREMENTS

All transmitters and/or repeater systems installed as part of the Equipment shall be equipped with, at a minimum, a single stage isolator and a bandpass filter or bandpass/reject type duplexer. No notch type duplexers will be allowed. Without limiting the foregoing, Licensee shall install a bandpass filter on the output of any transmitter included as part of the Equipment, providing a minimum of 40dB attenuation at 896-901 MHz. The filter shall be a TX/RX Model 89-95-90210 or equivalent. All transmitting equipment operating above 130 MHz shall be equipped with an isolator/circulator device providing a minimum of 50dB of transmitter to antenna isolation.

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EXHIBIT D

CONTRACTOR INSURANCE REQUIREMENTS

All contractors and subcontractors shall, at their sole expense, carry and maintain throughout the term or the contract the following insurance:

Worker’s Compensation -	Statutory Limits

Employer’s Liability -	$100,000 each accident
$500,000 policy-limit disease
$100,000 disease-each employee
Commercial General liability -

Primary:	$1,000,000 each occurrence(BI/PD)
$2,000,000 aggregate per location
$1,000,000 aggregate. Products liability - completed operations
$1,000,000 personal injury and advertising injury
$5,000 medical expense

Limits Excess:	$5,000,000

Automobile Liability and Property Damage -	$1,000,000 combined single limit

Professional Liability -	$2,000,000

Notes:

(1)	Commercial general liability shall include all major divisions of coverage and be on a commercial occurrence form. It shall include premises operations, products and completed operations, contractual, personal injury, and advertising injury, owner’s and contractor’s protective and broad form property damage.

(2)	Excess liability policies must follow form with primary liability policies.

(3)	Contractor and subcontractors doing installation work only must carry completed operations coverage for two years following completion of their work. Contractors and subcontractors providing maintenance service must carry completed operations coverage continuously.

(4)	Automobile liability shall be written on an occurrence basis. It shall include all automobiles owned, leased, hires non-owned.

(5)	Each provider of design or engineering services shall provide evidence of professional liability insurance covering all design or engineering aspect of the work.

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(6)	Each insurance policy set forth above shall be primary over any that may be carried by Licensor or its Agent.

(7)	Except for workers’ compensation and professional liability, each policy shall name Licensor, Agent and, if requested by Licensor, Licensor’s mortgagee, as additional insureds.

(8)	Policies must be with carriers licensed to do business in the jurisdiction where the Building is located, and approved by Licensor. The form of each policy shall at all times be subject to the Licensor’s reasonable approval.

(9)	Each policy shall contain a provision pursuant to which the insurer agrees to provide to Licensor not less than thirty (30) days prior written notice of any cancellation or material modification.

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EXHIBIT J

AFFIRMATIVE ACTION PROGRAM FOR THE DESIGN CENTER, D. C.

SUBMITTED MARCH 19, 1981, AS AMENDED.

III. Employment Opportunities for Low-Income and Minority District Residents

Employment opportunities for low-income and minority residents of the neighborhood and the District of Columbia will be provided in the development and operation of the Project The primary resource for job referrals shall be the District of Columbia Department of Employment Services At the time the general contractor has determined the composition of the construction team, an estimate of the probable number of employment opportunities during the construction phase of the Project which can be made available to District of Columbia residents will be made and provided to the CCO. Opportunities for employment of such persons in the construction of the Project were outlined in Section II above.

At this stage of the Project, the Redeveloper anticipates that approximately 200 permanent jobs will be created when the Project is completed and fully operational. Of this total, it is estimated that the non-sales employment needs of the tenants leasing showroom space will account for 140-150 of the new jobs. The Redeveloper shall ensure that each prospective tenant leasing showroom space is aware of the Redeveloper’s commitment to the requirements and goals of this Plan and Redeveloper will encourage each tenant to utilize the following procedures to disseminate employment information about jobs within the Project:

(1)	List their employment needs, including the requisite work experience and professional qualifications, with the District of Columbia Department of Employment Services and advertise in the Washington Post, the Washington Afro-American and community newspapers in the neighborhood, the area and the District Of Columbia.

(2)	Provide notice of the availability of job opportunities to the community groups and organizations that are part of the Community Participation Program. In particular, the ANC-2D can serve as an effective vehicle for the dissemination of employment information.

(3)	Inform the Redeveloper when they are having difficulty in meeting their employment needs and locating minority employees.

Of the remaining 50-60 new jobs over which the Redeveloper will have some control, the majority will be employees of the building service contractors and concession operators discussed more fully below and in Part IV of this Program. The Redeveloper will itself have approximately six management and clerical personnel in the Washington Design Center. The Redeveloper recognizes the importance of hiring local minority employees and adopts the goal of employing minority residents of the District of Columbia in at least fifty percent (50%) of the Redeveloper’s full-time employment positions.

The wholesale showrooms in the Project will require ongoing renovation and remodeling, and construction-related work will not end after completion of the building. There will be continuing needs for painters, carpenters, electricians, carpet installers, wallpaper hangers, laborers and other employees. The Redeveloper expects that substantial employment for minorities resident in the District of Columbia will be generated by these contracting opportunities. To ensure this outcome for construction work performed for the Redeveloper, the Redeveloper adopts the goal of awarding seventy-five percent (75%) of the dollar amount of the contracts for the ongoing interior remodeling of the Project to District of Columbia minority businesses. In the event that suitable minority businesses cannot be found to perform this contracting, the Redeveloper will seek to use non-minority contractors with minority apprenticeship programs after informing the CCO of the circumstances which make such a step necessary. In fulfilling Redeveloper’s responsibilities under this paragraph, the Redevelopers shall seek to use terms with a minority work force on this Project of no less than 50% of the term’s work force on this Project.

Moreover, the Redeveloper will work with local school officials and other educators to encourage the development of special programs to expand educational opportunities related to the design industry which the Project will serve. Such special programs may include tours of the Project and cooperation with local school officials in the development of educational programs in marketing, interior design, architecture and related skills.